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                                                                     Exhibit 2.1

                                                                  Conformed Copy

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                            ASSET PURCHASE AGREEMENT

                           DATED AS OF AUGUST 2, 2002

                                  BY AND AMONG

                              ROHM AND HAAS COMPANY

                                   ON ONE HAND

                                       AND

                               FERRO CORPORATION,
                                FERRO SPAIN S.A.,
                           FERRO (GREAT BRITAIN) LTD.,
                              RUHR-PULVERLACK GMBH,
                                       AND
                         FERRO-RUHR-PULVER NORDISKA AB

                                ON THE OTHER HAND

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                                TABLE OF CONTENTS

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PREAMBLE ...............................................................................................     1

RECITALS ...............................................................................................     1

TERMS AND CONDITIONS ...................................................................................     2

         ARTICLE 1 - GENERAL PROVISIONS ................................................................     2

                 1.1       Definitions .................................................................     2
                 1.2       Construction ................................................................     2
                 1.3       RandH Guarantee .............................................................     2

         ARTICLE 2 - PURCHASE AND SALE .................................................................     3

                 2.1       Transaction  ................................................................     3
                 2.2       Acquired Assets .............................................................     3
                 2.3       Retained Assets .............................................................     4
                 2.4       Assumed Liabilities .........................................................     4
                 2.5       Retained Liabilities ........................................................     5
                 2.6       Purchase Price ..............................................................     6
                 2.7       Adjustment ..................................................................     6
                           (A)   Preliminary Working Capital Statement .................................     6
                           (B)   Review by Ferro .......................................................     6
                                 (1)    Acceptance by Ferro ............................................     6
                                 (2)    Dispute by Ferro ...............................................     7
                           (C)   Informal Negotiations .................................................     7
                           (D)   Dispute Resolution.....................................................     7
                           (E)   Base-Line Working Capital .............................................     7
                           (F)   Closing Working Capital ...............................................     7
                           (G)   Amount of Adjustment ..................................................     7
                 2.8       Payment of Purchase Price ...................................................     8
                           (A)   Payment at Closing ....................................................     8
                           (B)   Final Payment .........................................................     8
                 2.9       Refund of Adjustment ........................................................     8
                 2.10      Method of Payment ...........................................................     8
                           (A)   Directed Payments .....................................................     8
                           (B)   Other Payments ........................................................     8
                 2.11      Allocation of Consideration .................................................     8
                 2.12      Value Added Taxes ...........................................................     8

         ARTICLE 3 - ACTIONS BEFORE CLOSING ............................................................     9

                 3.1       Access to Records and Employees .............................................     9
                 3.2       Interim Conduct of the Powder Coatings Business .............................     9
                 3.3       The RandH Buyers' Approval of Certain Transactions ..........................     9
                 3.4       Shared Intellectual Property ................................................    11
                 3.5       Consents ....................................................................    11
                 3.6       Coordination of Public Announcements ........................................    12
                 3.7       Consultation with Employee Representatives ..................................    12
                 3.8       Regulatory Approvals ........................................................    13
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         ARTICLE 4 - CONDITIONS  .......................................................................    13

                 4.1       Conditions to the RandH Buyers' Obligations .................................    13
                 4.2       Conditions to the Ferro Sellers' Obligations ................................    15
                 4.3       Parties' Best Efforts .......................................................    16

         ARTICLE 5 - CLOSING ...........................................................................    16

                 5.1       The Closing .................................................................    16
                 5.2       Date, Time, and Place of Closing ............................................    16
                 5.3       The RandH Buyers' Obligations ...............................................    16
                 5.4       The Ferro Sellers' Obligations ..............................................    17
                 5.5       Local Formalities ...........................................................    17

         ARTICLE 6 - ACTIONS AFTER CLOSING .............................................................    18

                 6.1       Further Conveyances .........................................................    18
                 6.2       Further Consents ............................................................    18
                 6.3       Accounting Reports ..........................................................    19
                 6.4       Noncompetition ..............................................................    19
                 6.5       Use of Ferro Name and Mark ..................................................    20
                 6.6       Access to Former Business Records ...........................................    20
                 6.7       Access to Former Employees ..................................................    21
                 6.8       Termination of Insurance Coverage ...........................................    21
                 6.9       Removal of Retained Assets ..................................................    21
                 6.10      Change of Corporate Name ....................................................    21

         ARTICLE 7 - REPRESENTATIONS AND WARRANTIES.....................................................    22

                 7.1       The Ferro Sellers' General Representations and Warranties ...................    22
                           (A)   Organization and Existence ............................................    22
                           (B)   Power and Authority ...................................................    22
                           (C)   Authorization .........................................................    22
                           (D)   Binding Effect ........................................................    22
                           (E)   No Default ............................................................    22
                           (F)   Finders ...............................................................    23
                 7.2       The Ferro Sellers' Representations and Warranties
                           Concerning the Powder Coatings Disclosure Package ...........................    23
                           (A)   Organization ..........................................................    23
                           (B)   Financial Statements ..................................................    23
                           (C)   Inventories ...........................................................    23
                           (D)   Trade Accounts Receivable .............................................    23
                           (E)   Trade Accounts Payable ................................................    24
                           (F)   Real Property .........................................................    24
                           (G)   Tangible Personal Property ............................................    24
                           (H)   Intellectual Property .................................................    24
                           (I)   Indebtedness ..........................................................    25
                           (J)   Litigation ............................................................    25
                           (K)   Contracts .............................................................    25
                           (L)   Employees and Employee Benefits .......................................    25
                           (M)   Compliance with Environmental Laws  ...................................    26
                           (N)   Compliance with Health and Safety Laws ................................    26
                           (O)   Compliance with Other Laws ............................................    26
                           (P)   Taxes .................................................................    26
                           (Q)   Insurance .............................................................    27
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                           (R)   Customers .............................................................    27
                           (S)   No Material Events ....................................................    27
                 7.3       RandH's Representations and Warranties ......................................    27
                           (A)   Organization and Existence ............................................    27
                           (B)   Power and Authority ...................................................    27
                           (C)   Authorization .........................................................    28
                           (D)   Binding Effect ........................................................    28
                           (E)   No Default ............................................................    28
                           (F)   Finders ...............................................................    28
                 7.4       Meaning of the "Ferro Sellers' Knowledge" ...................................    28
                 7.5       Disclaimer ..................................................................    28

         ARTICLE 8 - SPECIFIC OBLIGATIONS ..............................................................    29

                 8.1       Employee Obligations ........................................................    29
                           (A)   Employees .............................................................    29
                           (B)   Transfer of Transferred Employees......................................    29
                           (C)   The Ferro Sellers' Employee Obligations ...............................    29
                           (D)   The RandH Buyers' Employee Obligations  ...............................    30
                           (E)   Computation of Transferred Obligations ................................    31
                                 (1)      Generally ....................................................    31
                                 (2)      Transferred Obligations ......................................    31
                                 (3)      Non-Lump Sum Obligations .....................................    31
                                 (4)      German and Spanish Pension Obligations .......................    32
                                 (5)      Benefit Plan Carriers ........................................    33
                                 (6)      Plan Continuations ...........................................    33
                           (F)   Non-Interference ......................................................    33
                           (H)   German Geschaftsfuhrer ................................................    33
                 8.2       Environmental Obligations ...................................................    35
                           (A)   Pre-Closing Environmental Matters......................................    35
                           (B)   The RandH Buyers' Operations After Closing.............................    35
                           (C)   Remediation ...........................................................    36
                           (D)   Spanish Permits .......................................................    37
                 8.3       Health and Safety Obligations ...............................................    37
                           (A)   Notice to the Ferro Sellers ...........................................    37
                           (B)   Joint Investigation ...................................................    37
                           (C)   Parties' Responsibilities .............................................    38
                 8.4       Product Warranty Obligations ................................................    39
                           (A)   Product Warranty Claims ...............................................    39
                           (B)   Processing of Product Warranty Claims .................................    39
                           (C)   Notice of Proposed Settlement .........................................    39
                           (D)   Disputes ..............................................................    39
                           (E)   Parties' Responsibilities .............................................    40
                 8.5       The RandH Buyers' Sole Remedy ...............................................    40

         ARTICLE 9 - INDEMNIFICATION ...................................................................    41

                 9.1       Indemnification of the Ferro Sellers ........................................    41
                 9.2       Indemnification of the RandH Buyers .........................................    41
                 9.3       Claims ......................................................................    41
                           (A)   Notice ................................................................    42
                           (B)   Responsibility for Defense ............................................    42
                           (C)   Right to Participate ..................................................    42
                           (D)   Settlement ............................................................    42

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                 9.4       Disputed Responsibility .....................................................    43
                 9.5       Quantum Limitation on Indemnification .......................................    43
                 9.6       Time Limitation on Indemnification ..........................................    44
                 9.7       Actual Amount ...............................................................    44
                 9.8       Exclusive Remedies ..........................................................    45
                 9.9       Indemnity Payments as Adjustments ...........................................    45

         ARTICLE 10 - DISPUTE RESOLUTION  ..............................................................    45

                10.1       Dispute Notice ..............................................................    45
                10.2       Informal Negotiations .......................................................    45
                10.3       Dispute Resolution Proceedings ..............................................    45
                           (A)      Designation of Representatives .....................................    45
                           (B)      Selection of Neutral ...............................................    45
                           (C)      Procedures and Process .............................................    46
                           (D)      Decision ...........................................................    46
                10.4       Equitable Relief ............................................................    46
                10.5       Binding Effect ..............................................................    46

         ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION................................................    47

                11.1       Amendment ...................................................................    47
                11.2       Waiver.......................................................................    47
                11.3       Termination .................................................................    47
         ARTICLE 12 - MISCELLANEOUS ....................................................................    47

                12.1       Cooperation .................................................................    47
                12.2       Severability ................................................................    47
                12.3       Costs and Expenses ..........................................................    47
                12.4       Notices .....................................................................    48
                12.5       Assignment and Appointment ..................................................    48
                12.6       No Third Parties ............................................................    48
                12.7       Incorporation by Reference ..................................................    48
                12.8       Governing Law ...............................................................    48
                12.9       Bulk Sales ..................................................................    49
                12.10      Counterparts ................................................................    49
                12.11      Complete Agreement ..........................................................    49


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APPENDICES

Appendix A  -  Definitions
Appendix B  -  Retained Assets
Appendix C  -  Retained Liabilities
Appendix D  -  Form of Preliminary Working Capital Statement
Appendix E  -  Accounting Principles
Appendix F  -  Allocation of Consideration
Appendix G  -  Aldridge Lease
Appendix H  -  Aldridge Services Agreement
Appendix I  -  Castellon Lease
Appendix J  -  Castellon Services Agreement
Appendix K  -  VAMP License
Appendix L  -  Documents to Be Delivered by the Ferro Sellers at the Closing
Appendix M  -  Documents to Be Delivered by the RandH Buyers at the Closing
Appendix N  -  Contents of the Powder Coatings Disclosure Package
Appendix O  -  Due Diligence Certifications
Appendix P  -  Employees
Appendix Q  -  Actuarial Assumptions

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                                                                  Conformed Copy

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Purchase Agreement") is dated as of August 2, 2002, and is by and among:

            ROHM AND HAAS COMPANY ("RandH"), a Delaware corporation, on one hand;

                                     - and -

            FERRO CORPORATION ("Ferro"), an Ohio corporation, FERRO SPAIN S.A. ("Ferro Spain"), a Spanish corporation (sociedad anonima), FERRO (GREAT BRITAIN) LTD. ("Ferro UK"), a private limited company organized under the laws of England and Wales, RUHR-PULVERLACK GMBH ("RPL Germany"), a German limited liability company, and FERRO-RUHR-PULVER NORDISKA AB ("RP Sweden"), a Swedish company limited by shares (Aktiebolag) (collectively, the "Ferro Sellers"), on the other hand.

                                    RECITALS

A. The Ferro Sellers are engaged in the business (the "Powder Coatings Business") of researching, designing, developing, formulating, manufacturing, and selling thermosetting-formulated powder coatings (the "Products") for a variety of decorative and protective end-use applications in the appliance, automotive, general industrial and other industries in and from Europe, including Products produced and manufactured in Europe and exported to other regions. (The term "Powder Coatings Business" does not, however, include the powder coatings business conducted by Ferro and its Affiliates in North and South America or in the Asia/Pacific region.)

B. Rohm and Haas (UK) Limited ("RandH UK") is a private limited company organized under the laws of England and Wales; Rohm and Haas Espana, S.A. ("RandH Spain") is a Spanish corporation (sociedad anonima); Rohm and Haas Deutschland GmbH ("RandH Germany") is a German limited liability company (Gesellschaft mit beschrankter Haftung); and Rohm and Haas Denmark Finance A/S ("RandH Denmark") is a Danish joint stock company (Aktieselskab).

C. RandH UK, RandH Spain, RandH Germany, and RandH Denmark are each wholly-owned subsidiaries of RandH. (RandH, RandH UK, RandH Spain, RandH Germany, and RandH Denmark are hereinafter referred to collectively as the "RandH Buyers.")

D. The RandH Buyers desire to purchase from the Ferro Sellers, and the Ferro Sellers desire to sell to the RandH Buyers, the Powder Coatings Business on and subject to the terms and conditions of this Purchase Agreement.


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                              TERMS AND CONDITIONS

In consideration of the matters recited above and of other good and valuable consideration, and intending to be legally bound by this Purchase Agreement, the RandH Buyers and the Ferro Sellers hereby agree as follows:

ARTICLE 1- GENERAL PROVISIONS

1.1 DEFINITIONS. Appendix A sets forth the definitions of certain terms used in this Purchase Agreement. Those terms shall have the meanings set forth on Appendix A where used in this Purchase Agreement and identified with initial capital letters.

1.2 CONSTRUCTION. For purposes of this Purchase Agreement, except where the context otherwise requires --

      (A)   The term "parties" means the RandH Buyers and the Ferro Sellers.

      (B) The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company, limited liability partnership, governmental agency or other entity. The term "third-party" means any person other than the parties and their Affiliates.

      (C)   The term "today" means August 2, 2002.

      (D) All currency amounts stated in this Purchase Agreement are in United States Dollars. (Other currency amounts will translate into United States Dollars amounts at the spot exchange rate or rates as published in the Financial Times on the business day immediately preceding the date as of which translation is to occur.)

      (E) References to "days" mean calendar days. (If, however, an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday, or public holiday, in the United States, then that action or obligation will be deemed to be due on the next following business day.)

      (F) When introducing a series of items, the term "including" is not intended to limit the more general description that precedes the items listed.

      (G) The Table of Contents and the headings of the Articles and Sections are included for convenience of reference only and are not intended to affect the meaning of the operative provisions to which they relate.

1.3 RANDH GUARANTEE. RandH hereby unconditionally and irrevocably covenants and guarantees to the Ferro Sellers the full and seasonable performance by RandH UK, RandH Spain, RandH Germany, and RandH Denmark, both as to payment and performance, of each and every obligation of RandH UK, RandH Spain, RandH Germany, and RandH Denmark as RandH Buyers under this Purchase Agreement with exactly the same force and effect as if RandH UK, RandH Spain, RandH Germany, and RandH Denmark had executed and delivered this Purchase Agreement. The Ferro Sellers will not be required to resort to or to exhaust its remedies against RandH UK, RandH Spain, RandH Germany, and RandH Denmark before calling upon RandH to pay


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      and/or perform the foregoing guarantee and such guarantee will be a continuing guarantee and the liability of RandH hereunder will not be affected by or diminished in any way by reason of any agreement or any amendment of agreement by any other RandH Buyer and the Ferro Sellers or by any extension of time or other waiver that may be granted by the Ferro Sellers. The foregoing guarantee will not be terminated, affected, or diminished in any manner by the seeking of relief, or the adjudication of any such other RandH Buyer as a bankrupt, under any bankruptcy, insolvency, or similar law relating to creditors' rights or debtors' relief.

ARTICLE 2 - PURCHASE AND SALE

2.1 TRANSACTION. On and subject to the terms and conditions of this Purchase Agreement,

      (A) At the Closing, the RandH Buyers will purchase from the Ferro Sellers, and the Ferro Sellers will sell, transfer, and assign to the RandH Buyers, all of the Acquired Assets (as defined in Section 2.2);

      (B) At the Closing, the RandH Buyers will assume and become directly and solely responsible for the payment or discharge when due of all of the Assumed Liabilities (as defined in Section 2.4);

      (C) The RandH Buyers will pay the Ferro Sellers the Purchase Price as provided in Section 2.8.

      Notwithstanding such transaction, the Ferro Sellers will retain the Retained Assets (as defined in Section 2.3) and the Retained Liabilities (as defined in Section 2.5).

2.2 ACQUIRED ASSETS. For purposes of this Purchase Agreement, the term "Acquired Assets" means all of the Ferro Sellers' rights, title, and interest in and to, as the same shall exist as of the Closing:

      (A)   All Trade Accounts Receivable;

      (B)   All Inventories;

      (C)   All Prepaid Items;

      (D) All Tangible Personal Property (other than automobiles of the Powder Coatings Business being used by Excluded Employees);

      (E)   All of the Acquired Intellectual Property;

      (F) The unrestricted right to use the Shared Intellectual Property to the extent physically located at a Facility;

      (G) The benefits (so far as they can be or are lawfully assigned, transferred to, or held in trust for the RandH Buyers) of all Contracts, Leases, Licenses, and Permits;

      (H) All Third-Party Claims related to any of the Acquired Assets or any of the Assumed Liabilities;


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      (I)   All assets supporting the Employee Benefit Arrangements being assumed by RandH under Article 8; and

      (J)   All Business Records.

2.3 RETAINED ASSETS. For purposes of this Purchase Agreement, the term "Retained Assets" means all assets other than the Acquired Assets, including the following rights, properties, and assets as the same shall exist as of the Closing:

      (A)   All Cash;

      (B)   All Real Property;

      (C)   All of the Retained Intellectual Property;

      (D) All trademarks used by the Ferro Sellers (or any of them), whether or not registered, that incorporate the names and trademarks "Ferro" and "Check-in-a-Circle" logo and the goodwill associated with such names, marks, and logos;

      (E) The Shared Intellectual Property to the extent not physically located at a Facility;

      (F) All Third-Party Claims that relate to any of the Retained Assets or any of the Retained Liabilities;

      (G) All policies of insurance and claims and rights under such policies of insurance, whether or not related to the Powder Coatings Business, the Acquired Assets, or the Assumed Liabilities;

      (H) All assets of Employee Benefit Arrangements being retained by the Ferro Sellers under Article 8; and

      (I) All assets, whether or not used by the Ferro Sellers in their conduct of the Powder Coatings Business, which are identified as Retained Assets on Appendix B.

2.4 ASSUMED LIABILITIES. For purposes of this Purchase Agreement, the term "Assumed Liabilities" means the following liabilities and obligations as the same shall exist as of the Closing:

      (A)   All Trade Accounts Payable and Other Current Liabilities;

      (B) All liabilities and obligations that arise after the Closing under, or as a direct consequence of the assignment of, the Contracts, Leases, Licenses, and Permits to the RandH Buyers under this Purchase Agreement;

      (C)   The RandH Buyers' Employee Obligations (as defined in Section 8.1);

      (D)   The RandH Buyers' Environmental Obligations (as defined in Section
            8.2);

      (E)   The RandH Buyers' Health and Safety Obligations (as defined in
            Section 8.3);


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      (F)   The RandH Buyers' Product Warranty Obligations (as defined in
            Section 8.4); and

      (G)   Costs and expenses for which the RandH Buyers are responsible under
            Section 12.3.

2.5 RETAINED LIABILITIES. For the purposes of this Purchase Agreement the term "Retained Liabilities" means all liabilities and obligations of the Powder Coatings Business that have not been fully discharged or satisfied by the Ferro Sellers before the Closing, except for the Assumed Liabilities, including the following liabilities and obligations as the same shall exist as of the Closing:

      (A)   All Financial Debt;

      (B) All liabilities, undertakings, and obligations incurred by the Ferro Sellers in connection with the conduct of businesses other than the Powder Coatings Business, including the powder coatings business conducted by Ferro and its Affiliates in North and South America and in the Asia/Pacific region;

      (C) All liabilities and obligations (other than those constituting Product Warranty Claims (as defined in Section 8.4(A) below)) arising out of, relating to, or resulting from any claims or actions, whether founded upon negligence, breach of warranty, strict liability in tort, and/or other similar legal theory, seeking compensation or recovery for injury to third-parties or damage to property alleged to have been caused by a Product manufactured and sold by any of the Ferro Sellers before the Closing;

      (D)   All liabilities and obligations for the payment of Taxes, including

            (1) Any Taxes arising as a result of the Ferro Sellers' operation of the Powder Coatings Business or ownership of the Acquired Assets before the Closing,

            (2) Any Taxes measured on the basis of the Ferro Seller's gain on the sale of the Acquired Assets pursuant to this Purchase Agreement, and

            (3)   Any deferred Taxes of any nature,

            in each case except to the extent any such Taxes are reflected in the Preliminary Working Capital Statement and included in the Working Capital Adjustment calculated in accordance with Section 2.7;

      (E)   The Ferro Sellers' Employee Obligations (as defined in Section 8.1);

      (F) The Ferro Sellers' Environmental Obligations (as defined in Section 8.2);

      (G)   The Ferro Sellers' Health and Safety Obligations (as defined in
            Section 8.3);

      (H)   The Ferro Sellers' Product Warranty Obligations (as defined in
            Section 8.4);

      (I)   Costs and expenses for which the Ferro Sellers are responsible under
            Section 12.3;


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      (J)   All liabilities and obligations under or in connection with the
            Retained Assets;

      (K) Any payment obligation of the Powder Coatings Business arising at or triggered by the Closing to any shareholders or Affiliate of the Ferro Sellers, including any liability to distribute to any of the Ferro Sellers' shareholders or otherwise apply all or any part of the consideration received under this Agreement; and

      (L) All liabilities, undertakings, and obligations, whether or not arising primarily out of the Ferro Sellers' conduct of the Powder Coatings Business, which are identified as Retained Liabilities on Appendix C.

2.6 PURCHASE PRICE. For purposes of this Purchase Agreement, the term "Purchase Price" means $60,000,000 plus or minus the amount of the Adjustment (and, if applicable, any further adjustment(s) pursuant to Section 9.9).

2.7   ADJUSTMENT. The Adjustment will be determined as follows:

      (A) PRELIMINARY WORKING CAPITAL STATEMENT. Immediately after the Closing, the RandH Buyers will cause management of the Powder Coatings Business to prepare a statement (the "Preliminary Working Capital Statement") of the Working Capital of the Powder Coatings Business at and as of the Closing, substantially in the form set forth on Appendix D. The Preliminary Working Capital Statement shall be prepared in accordance with the accounting principles (the "Accounting Principles") set forth on Appendix E. The RandH Buyers will deliver the Preliminary Working Capital Statement to Ferro within 90 days after the Closing.

      (B) REVIEW BY FERRO. Following receipt of the Preliminary Working Capital Statement, Ferro will be afforded a period of 60 days in which to review such statement. At or before the end of that period, Ferro will either --

            (1) ACCEPTANCE BY FERRO. Accept the Preliminary Working Capital Statement in its entirety, in which case the Working Capital of the Powder Coatings Business at and as of the Closing will be deemed to be as set forth on the Preliminary Working Capital Statement, or

            (2) DISPUTE BY FERRO. Deliver to the RandH Buyers written notice and a detailed written explanation of those items in Preliminary Working Capital Statement which Ferro disputes, together with payment of the amount (if any) of the Adjustment not in dispute, in which case the items of Working Capital not affected by the dispute will be deemed to be as set forth on the Preliminary Working Capital Statement and the items identified by Ferro shall be deemed to be in dispute.

            If Ferro fails to provide the written notice as and when provided in
            Section 2.7(B)(2) above, then Ferro will be deemed to have accepted the Preliminary Working Capital Statement as provided in Section 2.7(B)(1) above.

      (C) INFORMAL NEGOTIATIONS. If Ferro delivers a notice under Section 2.7(B)(2), then during the 30-day period following the delivery of such notice, the parties will


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            cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations.

      (D) DISPUTE RESOLUTION. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 2.7(C), then at the end of the 30-day period described in
            Section 2.7(C) the parties will refer the unresolved disputed items for final binding resolution to a mutually agreed internationally-recognized firm of independent certified public accountants. The parties will request such firm to review and resolve the disputed items in accordance with the Accounting Principles within 30 days of such reference. The resolution of the disputed items by such independent accounting firm will be binding on the Ferro Sellers and the RandH Buyers, will be neither appealable nor contestable by the Ferro Sellers or the RandH Buyers, and will not be subject to collateral attack by the Ferro Sellers or the RandH Buyers for any reason.

      (E) BASE-LINE WORKING CAPITAL. The "Base-Line Working Capital" will be an amount equal to $12,000,000.

      (F) CLOSING WORKING CAPITAL. The "Closing Working Capital" will be an amount equal to the Working Capital of the Powder Coatings Business at and as of the Closing as determined under Sections 2.7(A)-(D) above.

      (G)   AMOUNT OF ADJUSTMENT. If the Closing Working Capital is -

            (1) Less than $12,000,000, then the Adjustment will be a negative amount equal to the amount by which the Closing Working Capital is less than the Base-Line Working Capital;

            (2) More than $12,000,000, then the Adjustment will be a positive amount equal to the amount by which the Closing Working Capital is greater than the Base-Line Working Capital; or

            (3)   Equal to $12,000,000, then the Adjustment will be zero.

            The Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined.

2.8 PAYMENT OF PURCHASE PRICE. The RandH Buyers will pay the Purchase Price as follows:

      (A) PAYMENT AT CLOSING. At the Closing, the RandH Buyers will pay Ferro (for itself and as agent for the other Ferro Sellers) the total sum of $60,000,000; and

      (B) FINAL PAYMENT. If the Adjustment is a positive amount, the RandH Buyers will, within 10 business days after the final determination of the Purchase Price, pay Ferro (for itself and as agent for the other Ferro Sellers) the amount of the Adjustment, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid, within 10 business days after the final determination of the Purchase Price.


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      (Payments of further adjustments pursuant to Section 9.9 will be made as provided in Section Article 9.)

2.9 REFUND OF ADJUSTMENT. If the Adjustment is a negative amount, then the Ferro Sellers will, within 10 business days after the final determination of the Purchase Price, refund to the RandH Buyers the amount of the Adjustment, less any amounts previously paid by the Ferro Sellers in respect of the Adjustment pursuant to Section 2.7, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

2.10 METHOD OF PAYMENT. All payments under this Purchase Agreement shall be made by delivery to the payee as follows:

      (A) DIRECTED PAYMENTS. If a party which is entitled to a payment under this Purchase Agreement provides the other party five days' advance written designation of a bank and account number into which the payee wishes payment to be made, then the payer will make such payment by wire transfer (in immediately available funds) to the designated account of the payee.

      (B) OTHER PAYMENTS. In all other cases, the party obligated to make a payment under this Purchase Agreement will do so by delivering to the payee a bank cashier's check (in immediately available funds) payable to the order of the payee.

2.11 ALLOCATION OF CONSIDERATION. The total consideration paid by the RandH Buyers to purchase the Powder Coatings Business from the Ferro Sellers is the sum of the Purchase Price plus the book amount of the Assumed Liabilities as at the Closing, which consideration will be allocated among the Acquired Assets as set forth on Appendix F.

2.12 VALUE ADDED TAXES. The Purchase Price paid by the RandH Buyers will be exclusive of any value added taxes. The parties will use their best efforts to ensure, to the extent possible, that the transfer of the Powder Coatings Business in accordance with any local transfer agreement is treated as a transfer of a business as a going concern for the purposes of any applicable value added tax legislation or otherwise fall within another applicable exemption from value added taxes.

ARTICLE 3 - ACTIONS BEFORE CLOSING

3.1 ACCESS TO RECORDS AND EMPLOYEES. From today until the Closing, the Ferro Sellers will cause the Powder Coatings Business to afford duly authorized representatives of the RandH Buyers free and full access during normal business hours to all of the assets, properties, books, records, and employees of the Powder Coatings Business and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by the RandH Buyers. During such period, the Ferro Sellers will furnish to the RandH Buyers such information concerning the Powder Coatings Business, and its assets, liabilities, or condition as the RandH Buyers may request. Notwithstanding the foregoing, however, the Ferro Sellers will not be obligated to disclose or make available to the RandH Buyers any information concerning the Powder Coatings Business that, in the reasonable opinion of Ferro's counsel, should not be disclosed to the RandH Buyers as a matter of law.


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3.2   INTERIM CONDUCT OF THE POWDER COATINGS BUSINESS. From today until the
      Closing, the Ferro Sellers will conduct the Powder Coatings Business only in the ordinary and usual course, subject to the RandH Buyers' approval of certain transactions pursuant to Section 3.3. Without limiting the generality of the foregoing, insofar as the Powder Coatings Business is concerned, the Ferro Sellers will use their reasonable efforts to:

      (A) Preserve substantially intact the Powder Coatings Business' relationships and goodwill with suppliers, customers, employees, creditors, and others having business dealings with the Powder Coatings Business;

      (B) Maintain in full force and effect its existing policies of insurance, that materially affect the Powder Coatings Business;

      (C) Continue to perform, in all material respects, their obligations under all contracts, commitments, or other obligations to be included as part of the Acquired Assets;

      (D) Comply in all material respects with all legal requirements applicable to the operations of the Powder Coatings Business;

      (E) Maintain in full force and effect, without amendment, all Material Contracts; and

      (F) Continue to make, as planned, all pre-planned capital expenditures, and maintain the Acquired Assets in a state of repair and condition consistent with the ordinary course conduct of the Powder Coatings Business.

3.3 THE RANDH BUYERS' APPROVAL OF CERTAIN TRANSACTIONS. Except as may otherwise be required under this Purchase Agreement, from today until the Closing, insofar as the Powder Coatings Business is concerned, the Ferro Sellers will not do any of the following without the prior approval with written confirmation of the RandH Buyers, which approval shall not be unreasonably withheld:

      (A)   Incur or permit the incurrence of any Financial Debt;

      (B)   Purchase or dispose of any Real Property or interests in Real
            Property;

      (C) Enter into any Lease involving a term of more than one year or rental obligation exceeding $100,000 per annum in any single case;

      (D) Voluntarily permit to be incurred any Encumbrances on assets of the Powder Coatings Business except in the ordinary course of business;

      (E) Except for normal merit or cost-of-living increases in accordance with the Ferro Sellers' past practices, increase the rate of compensation for any of the employees of the Powder Coatings Business or otherwise enter into or alter any employment, consulting, or managerial services agreement primarily affecting the Powder Coatings Business;

      (F) Commence, enter into, or alter any Employee Benefit Arrangement affecting Employees of the Powder Coatings Business or otherwise commit to any payment to an employee that becomes due and payable as a result of the consummation of this transaction;


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      (G)   Add Employees to the Powder Coatings Business who would transfer with the business upon its sale;

      (H) Enter into, terminate or alter any existing contract of employment with any Employee (other than an Excluded Employee) or materially alter any Employee's duties or dismiss any Employee other than for disciplinary reasons outside the ordinary and usual course of business;

      (I) Make any single new commitment or increase any single previous commitment for capital expenditures for the Powder Coatings Business in an amount exceeding $100,000 in any individual case or $500,000 in the aggregate;

      (J) Accelerate or delay the sale of Products except as may be necessary in the ordinary course of business;

      (K) Make any material change in the credit policies or warranty terms extended to new or existing customers by the Powder Coatings Business;

      (L) Waive, cancel or compromise any material right or claim of the Ferro Sellers in respect of the Powder Coatings Business or modify, amend, cancel or terminate any Material Contract; or

      (M) Sell, assign, transfer, license, or convey any of the Intellectual Property to be included as part of the Acquired Assets.

3.4   SHARED INTELLECTUAL PROPERTY. Between today and the Closing,

      (A) The Ferro Sellers will convene a meeting among Detlev Brand, Arturo Gasco and one other Employee (to be designated by the RandH Buyers) of the Powder Coatings Business and Lee Winters, Susan Miller and Susan Sobek of Ferro's North American powder coatings operations. The purpose of such meeting will be to allow all such employees a full and free opportunity to discuss and educate themselves regarding the current status and development of the Ferro research and development projects related to Shared Intellectual Property in regions other than their own.

      (B) The Ferro Sellers will assemble a copy of all materials currently located outside the Facilities that either Detlev Brand and/or Arturo Gasco and/or the Employee designated by the RandH Buyers believe are necessary for a full understanding of the Shared Intellectual Property that is or might be useful to the Powder Coatings Business and assure that such copy is physically located at the German Facility at the Closing.

      Under no circumstances will the Ferro Sellers have any liability whatsoever to the RandH Buyers with respect to the transfer of information regarding the Shared Intellectual Property beyond what is stated in this
      Section 3.4 or as to the terms of the Shared Intellectual Property Agreement.

3.5 CONSENTS. From today until the Closing, the Ferro Sellers will use their reasonable efforts to obtain any required consents or approvals (collectively, the "Material Consents") relating to the following:


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      (A)   License(s) and maintenance agreement(s) for Data Match color matching hardware and software used at UK, German and Spain Facilities;

      (B) Lease for the German Facility effective September 1, 2002, by and between Manfred Wohlfahrt-Laymann and RPL Germany;

      (C) Software license and hardware/software maintenance agreements for Comet-Blending (ERP) software;

      (D) Software license and software/hardware maintenance agreements for Blending financial software;

      (E) Software license and software/hardware maintenance agreements for DB Direct MC e-commerce software connecting plant systems to the bank;

      (F) Consent of Severn Trent Water Authority to permit discharge of Waste Water Effluent by Rohm and Haas (UK) Limited under the authorization granted Ferro UK by consent dated March 1, 1988 (Permit No. 250/23320530);

      (G) Consent of Walsall Metropolitan Borough Council to the transfer of or subdivision of property and issuance of new permit or to permit RandH (UK) to operate under] Ferro Great Britain's Certificate of Lawful Existing Use or Development; and

      (H) Consent of electric utility permitting conveyance of electricity from Ferro Spain to RandH Spain under existing metering arrangement with Ferro Spain.

      In addition from today until the Closing, the Ferro Sellers will use their reasonable efforts to assist the RandH Buyers in obtaining the consents or approvals (or effective waivers thereof) of all other third-parties whose consents or approvals are required for the assignment of the Ferro Sellers' rights under Powder Coatings Business Contracts, Leases, Licenses, Permits and other similar items. Failure of the parties to obtain the consents or approvals described in this Section 3.5 shall not be deemed to be a breach of this Purchase Agreement and shall not give rise to monetary damages against either party.

3.6 COORDINATION OF PUBLIC ANNOUNCEMENTS. From today until the Closing, neither party will make any public announcement concerning the transactions contemplated by this Purchase Agreement without having previously consulted with and having received the consent of the other parties, such consent not to be withheld unreasonably. Nothing in the preceding sentence, however, shall prevent any party from making any announcement required by law, by the rules of any securities exchange, or by any listing agreement with a securities exchange to which such party is a party or by which it is bound. The parties will cooperate in the planning, preparation, and issuance of any and all public announcements concerning this Purchase Agreement and the transactions contemplated by this Purchase Agreement.

3.7 CONSULTATIONS WITH EMPLOYEE REPRESENTATIVES. From today until the Closing, the Ferro Sellers will timely comply with all obligations under applicable national laws to consult with employees or their representatives, consult with works councils and/or


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      provide relevant information directly to affected employees and/or their employee representatives, including the following:

      (A) The UK Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended),

      (B) Section 613 of the German Civil Code (Burgerliches Gesetzbuch) and the German Employee-Works Council Relation Act
            (Betriebsverfassungsgesetz); and

      (C) Section 44 of the Spanish Worker's Statute (Estatuto de losTrabajadores, Articulo 44, La sucesion de empresa).

      Such information will include notification of the proposed Closing Date, the grounds for the transfer, the legal, economic, and social consequences of the transfer on the affected employees, and measures foreseen (consistent with the terms and conditions of this Purchase Agreement) for the affected employees. The RandH Buyers will provide the Ferro Sellers with full cooperation in connection with the preparation and delivery of such information to the relevant employee representatives.

3.8 REGULATORY APPROVALS. Immediately after the execution and delivery of this Purchase Agreement, the parties will promptly proceed with the preparation and filing of any required filings necessary in order to obtain the approval or authorization of those governmental agencies or instrumentalities whose approval or authorization is necessary in order to consummate the transactions contemplated by this Purchase Agreement, including the following:

      (A) If required, notification to the Spanish Competition Service (Servicio de Defensa de la Competencia) located within the Secretariat General of Economic Policy and Defense of Competition (Secretaria General de Politica Economica y Defensa de la Competencia) within the Ministry of Economy (Ministerio de Economia) pursuant to the Law on Defense of Competition (Ley de Defensa de la Competencia);

      (B) The required notification to the German Federal Cartel Office (Bundes-kartellamt) under ss. 39 GWB (Gesetz gegen
            Wettbewerbsbeschrankungen); and

      (C) The required notification to the Austrian Cartel Court (KartellgerichtI) pursuant to ss.42 of the Austrian Cartel Law.

      The parties will cooperate in good faith to take such action as may reasonably be necessary to obtain any necessary clearances or to procure the termination of any waiting or suspension periods under any relevant laws relating to antitrust or competition, including furnishing such additional information as may be required by relevant competition authorities, so as to make possible consummation of the transactions contemplated by this Purchase Agreement at the earliest practicable date. The RandH Buyers will not, however, be required to hold separate or dispose of (directly or indirectly) any assets or business units or agree to be subject to any material restriction on its right to conduct its business operations, including the Powder Coatings Business, after the Closing.


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ARTICLE 4 - CONDITIONS

4.1 CONDITIONS TO THE RANDH BUYERS' OBLIGATIONS. The obligation of the RandH Buyers to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

      (A)   The representations and warranties of the Ferro Sellers contained in
            Section 7.1 of this Purchase Agreement shall be true, accurate, and complete as of today and as of the Closing (except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement);

      (B)   The representations and warranties of the Ferro Sellers contained in
            Section 7.2 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and as of the Closing (as if such representations and warranties had been made anew as of the Closing except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement, changes resulting from the passage of time on dated material in the Powder Coatings Disclosure Package, and transactions in the ordinary course of business not in breach of the Ferro Sellers' obligations under this Purchase Agreement); provided, however, that for purposes of determining the satisfaction of the condition contained in this
            Section 4.1(B), qualifications to such representations and warranties relating to materiality, Material Event or a material adverse effect will be disregarded but such condition will be deemed to be satisfied unless the failure or failures of such representations and warranties (after giving effect to the previous proviso) to be true, accurate and complete, would, individually or in the aggregate, represent or reasonably be expected to represent a Material Event;

      (C) The Ferro Sellers shall have performed and complied with all material undertakings required by this Purchase Agreement to be performed or satisfied by the Ferro Sellers before the Closing;

      (D) The Ferro Sellers shall have taken all corporate and other proceedings or actions necessary to be taken by the Ferro Sellers for consummation of the transactions contemplated by this Purchase Agreement;

      (E) The Ferro Sellers shall be prepared to execute and deliver the documents listed in Appendix L and the Other Agreements;

      (F)   With respect to each of the Material Consents either

            (1) Such Material Consents shall have been obtained and be in full force and effect or

            (2)   The Ferro Sellers shall have agreed -

                  (a) To provide the RandH Buyers with an alternative arrangement that lawfully provides the RandH Buyers with the Ferro Sellers' rights and benefits under the under the Contract, Lease, License, or Permit to which the Material Consent relates, and


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                  (b)   To indemnify the RandH Buyers and hold the RandH Buyers
                        harmless from an against any liability, damage, claim, cost, or expenses (including reasonable attorneys' fees) arising out of or resulting from the failure to obtain such Material Consent;

      (G) All requisite waiting periods of governmental authorities shall have expired;

      (H) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement by a governmental authority;

      (I) There shall not have been commenced or threatened by any governmental entity any lawsuit or proceeding challenging in any material way the legality or the consummation of the transactions contemplated in this Purchase Agreement; and

      (J) There shall not have been commenced by any person other than a governmental authority any lawsuit or proceeding that is likely to have the effect of preventing, delaying, making illegal, imposing material limitations or conditions on consummation of the transactions contemplated by this Purchase Agreement.

4.2 CONDITIONS TO THE FERRO SELLERS' OBLIGATIONS. The obligation of the Ferro Sellers to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

      (A) The representations and warranties of RandH contained in Section 7.3 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and as of the Closing (except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement);

      (B) The RandH Buyers shall have performed and complied with all material undertakings required by this Purchase Agreement to be performed or satisfied by the RandH Buyers before the Closing;

      (C) The RandH Buyers shall have taken all corporate and other proceedings or actions necessary to be taken by the RandH Buyers for consummation of the transactions contemplated by this Purchase Agreement;

      (D) The RandH Buyers shall be prepared to deliver the documents listed in Appendix M, the Other Agreements;

      (E) All Material Consents shall either have been obtained and be in full force and effect, or shall have been waived by the Ferro Sellers,

      (F) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement by a governmental authority;

      (G) There shall not have been commenced or threatened by any governmental entity any lawsuit or proceeding challenging in any material way consummation of the transactions contemplated in this Purchase Agreement;


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      (H)   There shall not have been commenced by any person other than a governmental authority any lawsuit or proceeding that is likely to have the effect of preventing, delaying, making illegal, imposing material limitations or conditions on consummation of the transactions contemplated by this Purchase Agreement; and

      (I) All of the conditions precedent to the closing contemplated in a Purchase Agreement dated today's date by and among International Paint, Inc. ("IPI") and Ferro, Ferro Enamel Argentina S.A., and Ferro Mexicana S.A. de C.V. shall have been duly satisfied and/or waived and the parties thereto shall be prepared to proceed with such closing simultaneously with the Closing contemplated by this Purchase Agreement.

4.3 PARTIES' BEST EFFORTS. From today until the Closing, the parties will cooperate and use their respective best efforts to cause the conditions set forth in this Article 4 over which they may respectively have influence or control to be satisfied as soon as reasonably practicable.

ARTICLE 5 - CLOSING

5.1 THE CLOSING. For purposes of this Purchase Agreement, the term "Closing" means the time at which the transactions contemplated by this Purchase Agreement will be consummated after satisfaction or waiver of the conditions set forth in Article 4 of this Purchase Agreement.

5.2 DATE, TIME, AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. (Eastern Time) on the later to occur of (A) August 30, 2002, or (B) a date to be mutually agreed by the parties not later than 30 days after the date on which the last of the conditions set forth in Sections 4.1 and 4.2 and comparable provisions in the purchase agreement with the IPI shall have occurred (the "Closing Date"). The Closing will take place at the offices of Squire, Sanders & Dempsey, 4900 Key Tower, 127 Public Square, Cleveland, Ohio, or at such other place or places as the parties may agree in writing. The Closing will be deemed to have occurred as of 11:59 p.m. on the Closing Date (the "Closing Time").

5.3 THE RANDH BUYERS' OBLIGATIONS. At the Closing, the RandH Buyers will deliver the following to the Ferro Sellers:

      (A)   The documents, certificates, and other items referred to in Appendix
            M;

      (B) Copies of the following agreements (the "Other Agreements") duly executed by authorized directors and/or officers of the RandH
            Buyers:

                  (1) A lease (the "Aldridge Lease") of the Aldridge Facility in the form and to the effect set forth on Appendix G; provided, however, that, if the parties have not by the Closing obtained a court order pursuand to section 38(4) of the Landlord and Tenant Act 1954, as amended by the Law of Property Act 1969, to exclude the Aldridge Lease from the security of tenure legislation, then RandH UK will instead deliver a duly executed temporary license agreement on substantially the same terms as the Aldridge Lease pending receipt of such court order;

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                  (2)   A transition and services agreement (the "Aldridge
                        Services Agreement") for the Aldridge Facility in the form and to the effect set forth on Appendix H;

                  (3) A lease (the "Castellon Lease") of the Castellon Facility in the form and to the effect set forth on Appendix I;

                  (4) A transition and services agreement (the "Castellon Services Agreement") for the Castellon Facility in the form and to the effect set forth on Appendix J; and

                  (5) A technology license agreement (the "VAMP License") in the form and to the effect set forth on Appendix K.

      (C) Such instruments as may be necessary or appropriate to reflect the RandH Buyers' assumption of the Assumed Liabilities effective as of the Closing; and

      (D)   The amount specified in Section 2.8(A).

5.4 THE FERRO SELLERS' OBLIGATIONS. At the Closing, the Ferro Sellers will deliver to the RandH Buyers the following:

      (A)   The documents, certificates, and other items referred to in Appendix
            L;

      (B)   Copies of the Other Agreements as follows:

                  (1) The Aldridge Lease (or the license referred to in Section 5.3(B)(2) above) duly executed by a director of Ferro UK;

                  (2) The Aldridge Services Agreement duly executed by a director of Ferro UK;

                  (3) The Castellon Lease duly executed by a director of Ferro Spain;

                  (4) The Castellon Services Agreement duly executed by a director of Ferro Spain; and

                  (5) The VAMP License duly executed by an authorized officer of Ferro.

      (C) Legal and beneficial Ownership of the Acquired Assets as contemplated in this Purchase Agreement; (and on the basis that all Tangible Personal Property located in the UK shall be delivered to RandH at the premises comprised in the Aldridge Lease), and

      (D) Such deeds, bills of sale, and such other instruments as may be necessary or appropriate to reflect the Ferro Sellers' conveyance of the Acquired Assets to the RandH Buyers.

5.5 LOCAL FORMALITIES. If, in the reasonable opinion of counsel for either party, local law or custom in Germany, Spain, Sweden, the United Kingdom or any other jurisdiction require additional formalities (such as notarization), filings, or consents in order to give legal effect to the transactions contemplated by this Purchase Agreement, then the


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      parties will cooperate to carry out such formalities simultaneously with or before the Closing, but with effect as of the Closing Time. If either party desires that the specific terms and conditions (including price allocation) of this Purchase Agreement applicable to a given jurisdiction be put in writing in a separate agreement or instrument, then the parties will cooperate to prepare and execute such separate agreement, but such separate agreement will (unless the parties expressly agree otherwise in a signed document that refers to this Section 5.5) in all events be interpreted consistently with and as subordinate to the terms and conditions of this Purchase Agreement.

ARTICLE 6 - ACTIONS AFTER CLOSING

6.1 FURTHER CONVEYANCES. After the Closing the Ferro Sellers will, without further cost or expense to the RandH Buyers, execute and deliver to the RandH Buyers (or cause the same be executed and delivered to the RandH Buyers), such additional instruments of conveyance, and the Ferro Sellers shall take such other and further actions as the RandH Buyers may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to the RandH Buyers and vest in the RandH Buyers Ownership of the Acquired Assets.

6.2 FURTHER CONSENTS. Subject to the provisions of Section 4.1(F), if and to the extent the parties fail to obtain before Closing the consent or approval (or an effective waiver thereof) of any third-party with respect to any item described in Section 3.5, then after the Closing --

      (A) Until such consent or approval (or an effective waiver thereof) has been obtained --

                  (1) On behalf of the Ferro Sellers, the RandH Buyers will perform all of the Ferro Sellers' duties with respect to such item, and

                  (2) On behalf of the RandH Buyers, the Ferro Sellers will exercise all of the Ferro Sellers' rights with respect to such item as directed by the RandH Buyers.

      (B) The parties will use reasonable efforts to obtain from such third parties the consents or approvals (or effective waivers thereof).

      (C) If the parties are unable to obtain any such consent, approval, or waiver, then

                  (1) This Purchase Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval, or waiver would constitute a breach of such item or create in the issuer or any party thereto the right or power to cancel or terminate such item; and

                  (2) The Ferro Sellers will cooperate with the RandH Buyers in any reasonable arrangement designed to provide the RandH Buyers with the benefit of the Ferro Sellers' rights under such item, including enforcement (at the RandH Buyers' expense) of any and all rights of the Ferro Sellers against such third-party as the RandH Buyers may reasonably request.

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      In use of its reasonable efforts under subsection (C) above, the Ferro
      Sellers will not be obligated to pay any additional consideration in order to obtain any consent, approval, or waiver. The Ferro Sellers will, however, cooperate with the RandH Buyers in obtaining a reasonable and economic solution with such third-party.

6.3 ACCOUNTING REPORTS. After the Closing, the RandH Buyers will cause the management of the Powder Coatings Business to provide to the Ferro Sellers
      -

      (A) Such records and accounts as are prepared by the RandH Buyers in accordance with its normal accounting procedures and such other records, accounts or reports as the Ferro Sellers may reasonably request, or

      (B) In the alternative, at the RandH Buyers' election, access (including access by the Ferro Sellers' outside accountants), during normal business hours and upon at least five business days' prior written notice, to all such information as may reasonably be requested by the Ferro Sellers in order to permit the Ferro Sellers to complete their financial statements and reports relating to the pre-Closing activities of the Powder Coatings Business and to satisfy normal quarterly and year-end reporting and audit requirements.

      The RandH Buyers will not, however, be under any obligation to generate independent records or accounts for the Ferro Sellers.

6.4 NONCOMPETITION. In order to protect the goodwill of the Powder Coatings Business, the Ferro Sellers undertake that for a period of five years after the Closing neither the Ferro Sellers nor any of their Affiliates nor any successor or assign of any of the foregoing will, directly or indirectly, engage in, or have an ownership interest in or act as agent, advisor, consultant or licensor of or to any person that is engaged in any business that competes with the Powder Coatings Business (the "Noncompete Business"). Nothing in this Section 6.4, however, shall be deemed to prohibit or restrict the Ferro Sellers, nor any of their Affiliates nor any successor or assign of any of the foregoing -

      (A) From continuing to conduct and develop any business in which any of such companies are currently engaged, or, in the case of any successor or assign of any of the foregoing, any business in which such successor or assign was engaged before succeeding to the business of such company (whether by share acquisition, asset acquisition or otherwise), including the continued conduct of the Ferro Sellers' and their Affiliates' porcelain enamel, ceramic frit and glaze, and electronic component coatings businesses and the powder coatings business conducted by Ferro and its Affiliates in North and South America and Asia/Pacific;

      (B) From acquiring or owning less than a 5% equity interest in any publicly-traded company (whether or not such company is engaged in a business that competes with the Noncompete Business);

      (C) From acquiring less than a 20% equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity do not exceed the lesser of $100,000,000 or 10% of such business' or entity's total revenues in the 12-month period immediately preceding such acquisition provided that


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            (1)   The acquisition of such competing business was not the
                  principal purpose of such acquisition; and

            (2) Neither the Ferro name nor Ferro logo is used by such entity in the conduct of such business;

      (D) From acquiring a controlling equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity do not exceed 10% of such entity's total revenues in the 12-month period immediately preceding such acquisition, provided that

            (1) The acquisition of such competing business was not the principal purpose of such acquisition;

            (2) Within 30 days of the closing of such acquisition, the Ferro Sellers provide the RandH Buyers written notice relating to the acquisition of the Noncompete Business and then affords the RandH Buyers (or its nominee) the right to purchase such Noncompete Business on terms and conditions to be agreed by the parties;

            (3) If the RandH Buyers do not execute a definitive agreement to purchase such Noncompete Business within 90 days after receiving such notice, the Ferro Sellers make a good faith effort to dispose of such Noncompete Business within 12 months from the end of such 90 day period; and

            (4) If the RandH Buyers does not purchase such Noncompete Business and the Ferro Sellers are unable, despite their good faith efforts, to complete the disposal of such Noncompete Business within the 12-month period described in Subsection 6.4(D)(3), then the Ferro Sellers will pay the RandH Buyers a royalty equal to 5% percent of the net sales prices on all sales of competing Products by the Noncompete Business made at any time from and after the earlier to occur of (i) the date the RandH Buyers provides written notice of its election not to purchase the Noncompete Business or (ii) the expiration of the 90-day period described in Section 6.4(D)(3), until and including the 5th anniversary of the date of this Purchase Agreement.

6.5 USE OF FERRO NAME AND MARK. Within 180 days after the Closing with respect to finished goods as the same shall exist at Closing and 90 days after the Closing in all other cases, the RandH Buyers will institute a procedure whereby a stamp or other indelible identifying mark is affixed to any stocks of inventory, supplies, sales literature, and similar items on hand at Closing which bear the Ferro name, trademark, or "Check-in-a-Circle" logo in order to indicate that the RandH Buyers, and not Ferro or its Affiliates, is the producer, provider, or manufacturer of such item.

6.6 ACCESS TO FORMER BUSINESS RECORDS. For a period of 10 years after the Closing, or until any audits of the Ferro Sellers' tax returns relating to periods before or including the Closing are completed, whichever occurs later, the RandH Buyers will retain all business records constituting part of the Acquired Assets. During such period, the RandH Buyers will, during normal business hours and upon at least five business day's prior written notice, afford duly authorized representatives of the Ferro Sellers reasonable access to


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      all of such records and will permit such representatives, at the Ferro
      Sellers' expense, to make abstracts from, or to take copies of any of such records created, produced, or obtained before the Closing, for the purposes of the Ferro Sellers' participation in any tax audits, litigation, investigation by a governmental body or other proceeding relating to the Ferro Sellers' conduct of the Powder Coatings Business before the Closing. During such period, the RandH Buyers will, at the Ferro Sellers' sole cost and expense, cooperate with the Ferro Sellers, and cause employees of the Powder Coatings Business to cooperate with the Ferro Sellers, in furnishing information, evidence, testimony, and other assistance in connection with any such audit, litigation, investigation or proceeding relating to the Ferro Sellers' conduct of the Powder Coatings Business before the Closing.

6.7 ACCESS TO FORMER EMPLOYEES. After the Closing, each party will make available to the other party such employees (including former employees) of the Powder Coatings Business, and other employees with personal knowledge of a particular claim or event, as the other party may reasonably request in order to defend or prosecute any legal or administrative action to which the Ferro Sellers or the RandH Buyers are a party and which relates to the conduct of the Powder Coatings Business. The requesting party will pay or reimburse the other party for all reasonable expenses which may be incurred by such employees in connection therewith, including all travel, lodging, and meal expenses, and will further compensate the other for the number of whole business days spent by each such employee in providing such services at the rate of 130% of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

6.8 TERMINATION OF INSURANCE COVERAGE. At or after the Closing, the Ferro Sellers and their Affiliates will have the right to terminate any and all insurance coverage affecting the Powder Coatings Business, with the effect that the RandH Buyers will have no right of recovery with respect to any claim under policies or for refunds of premiums of insurance that previously covered the Powder Coatings Business. The Powder Coatings Business will, however, continue to be entitled to recoveries (net of deductibles and out-of-pocket claims handling costs) after the Closing under occurrence-based insurance policies in respect of insured events that occurred before the Closing and the Ferro Sellers will promptly pay over such net recoveries upon receipt. The Ferro Sellers will be responsible for the administration of claims for such recoveries.

6.9 REMOVAL OF RETAINED ASSETS. At or as soon as reasonably practicable after the Closing, the Ferro Sellers will remove or cause to be removed from the Spanish Facility and the UK Facility any Retained Assets located thereat.

6.10 CHANGE OF CORPORATE NAME. Promptly after the Closing, the Ferro Sellers will cause RPL Germany and RP Sweden (and, as relevant, any other Affiliates) to take whatever action is required to change their corporate names to a name that does not include any reference to "Ruhr-Pulver", "Ruhr Pulverlack" or "RPL" or any name that is confusingly similar to any of such names.


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ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1 THE FERRO SELLERS' GENERAL REPRESENTATIONS AND WARRANTIES. The Ferro Sellers represent and warrant jointly and severally to the RandH Buyers the following:

      (A)   ORGANIZATION AND EXISTENCE. With respect to the Ferro Sellers:

            (1) Ferro is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio;

            (2) Ferro Holland is a private company with limited liability (besloten vennootschap) duly incorporated and existing under the laws of The Netherlands with its corporate seat in Rotterdam, The Netherlands;

            (3) Ferro Spain is a corporation (sociedad anonima) duly organized and existing under the laws of Spain;

            (4) Ferro UK is a private limited company duly organized and existing under the laws of England and Wales;

            (5) RPL Germany is a limited liability company (Gesellschaft mit beschrankter Haftung) duly organized and existing under the laws of Germany; and

            (6) RP Sweden is a company limited by shares (Aktiebolag) duly incorporated and existing under the laws of Sweden.

      (B) POWER AND AUTHORITY. The Ferro Sellers have full power and authority under their respective constitutive documents and the laws of the jurisdictions in which they respectively are organized to execute, deliver, and perform this Purchase Agreement and have full power and authority to own and operate their respective properties and conduct the Powder Coatings Business as the same has been and is being conducted.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement by the Ferro Sellers have been duly authorized by all requisite corporate action on the part of the Ferro Sellers.

      (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of the Ferro Sellers, except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor the Ferro Sellers' full performance of their respective obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of the Ferro Sellers' respective constitutive documents or of any material contract, commitment, or other obligation to which any of the Ferro Sellers are a party.

      (F) FINDERS. With the sole exception of Salomon Smith Barney Inc., the Ferro Sellers have not engaged and are not directly or indirectly obligated to any third-


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            party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement.

7.2 THE FERRO SELLERS' REPRESENTATIONS AND WARRANTIES CONCERNING THE POWDER COATINGS DISCLOSURE PACKAGE. Simultaneously with the execution and delivery of this Purchase Agreement, the Ferro Sellers are delivering to the RandH Buyers a bound volume of disclosure materials (the "Disclosure Package") entitled the "Powder Coatings Disclosure Package" and consisting of 19 Parts, consecutively lettered A-S, inclusive. The Ferro Sellers represent and warrant jointly and severally to the RandH Buyers that the Disclosure Package contains the information described in Appendix N. In addition, the Ferro Sellers represent and warrant jointly and severally to the RandH Buyers the following:

      (A) ORGANIZATION. Except as otherwise disclosed on Part A of the Disclosure Package, except insofar as the powder coating business conducted by Ferro and its Affiliates in North and South America and the Asia/Pacific region are concerned, the Ferro Sellers do not hold any equity interest, directly or indirectly, in any company, corporation, partnership, joint venture, business, firm, or other entity which engages in any business in competition with the Powder Coatings Business.

      (B) FINANCIAL STATEMENTS. Except as otherwise disclosed on Part B, (1) the financial statements contained in Subparts B-1 to B-6 (the "Financial Statements") have been derived from the books of account of the Ferro Sellers which have been created and maintained by the relevant Ferro Seller in the ordinary course;and (2) the Financial Statements fairly present, in all material respects, in accordance with U.S. generally accepted accounting principles consistently applied, the financial condition, operating results and changes in financial position of the Powder Coatings Business for the periods and as of the dates stated.

      (C) INVENTORIES. Except as otherwise disclosed on Part C, (1) the Ferro Sellers Own all Inventories described on Part C; (2) such Inventories have been valued on the books of the Ferro Sellers in accordance with the Accounting Principles; (3) except as and to the extent reserves and provisions have been established on the books of the Powder Coatings Business in accordance with the Accounting Principles, such inventories are usable and saleable in the ordinary course of business and meet all applicable manufacturing specifications of the Ferro Sellers, and (4) in the Ferro Sellers' judgment, such inventories are sufficient for the continued conduct of the Powder Coatings Business as the same has been and is currently being conducted.

      (D)   TRADE ACCOUNTS RECEIVABLE. Except as otherwise disclosed on Part D,
            (1) the Ferro Sellers Own all of the Trade Accounts Receivable listed or described on Part D; (2) such Trade Accounts Receivable arose out of the ordinary course conduct of the Powder Coatings Business and are valid obligations, (3) except as and to the extent reserves and provisions have been established on the books of the Powder Coatings Business in accordance with the Accounting Principles, such Trade Accounts Receivable are carried on the books of the Powder Coatings Business at net realizable values, and (4) none of such Trade Accounts Receivable is owing to the Ferro Sellers or any of their Affiliates.


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      (E)   TRADE ACCOUNTS PAYABLE. Except as otherwise disclosed on Part E, (1)
            all of the liabilities reflected on the books of the Ferro Sellers arose out of the ordinary course conduct of the Powder Coatings Business; (2) no such liabilities are owing to the Ferro Sellers or any of their Affiliates; and (3) no Ferro Seller is in Default in any manner likely to be materially adverse to the Powder Coatings Business Condition under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness.

      (F) REAL PROPERTY. Except as otherwise disclosed on Part F of the Disclosure Package, (1) the Ferro Sellers Own all of the real properties listed as "owned" on Subpart F-1; (2) the leases under which the real property listed as "leased" on Subpart F-2 are leased are valid and subsisting; (3) none of the Ferro Sellers is in material Default under any lease of any such real properties nor, to the Knowledge of the Ferro Sellers, is any third party in material Default under any such lease; and (4) the improvements to the real property listed on Part F are in reasonably good condition and repair, ordinary wear and tear excepted and are, in the Ferro Sellers' reasonable judgment, useable in the ordinary course in the conduct of the Powder Coatings Business as presently conducted.

      (G) TANGIBLE PERSONAL PROPERTY. Except as otherwise disclosed on Part G of the Disclosure Package, (1) the Ferro Sellers Own all tangible personal property listed as "owned" on Subparts G-1 to G-3; (2) the leases under which the tangible personal property listed as "leased" on Subparts G-4 to G-5 are leased are valid and subsisting; (3) the Ferro Sellers are not in material Default under any lease listed on Part G; (4) the items of tangible personal property listed on Part G are in reasonably good condition and repair, ordinary wear and tear excepted; and (5) in the Ferro Sellers' judgment, such tangible personal property is sufficient for the continued conduct of the Powder Coatings Business as the same has been and is currently being conducted.

      (H) INTELLECTUAL PROPERTY. Except as otherwise disclosed on Part H of the Disclosure Package, (1) the Ferro Sellers Own all of the Acquired Intellectual Property listed as "owned" on Subparts H-1 to H-4 and, for each patent described thereon, have filed and recorded with the patent offices in the countries where such patents exist all assignments necessary to establish their record ownership of such patents; (2) the license, technology transfer, or similar agreements to employ the Acquired Intellectual Property listed as "licensed by" on Subpart H-5 are valid and subsisting agreements;
            (3) except with respect to the items listed in such Subpart H-6, none of the Ferro Sellers is obligated to pay any amount, whether as a royalty, license, fee, or other payment to any person in order to use any of the Acquired Intellectual Property used by the Powder Coatings Business; (4) the license, technology transfer, or similar agreements to employ the Acquired Intellectual Property listed as "licensed to" on Subpart H-7 are valid and subsisting agreements;
            (5) except with respect to the items listed in such Subpart H-7, none of the Ferro Sellers has granted any rights or interest to any person in connection with any of the Intellectual Property described in Part H; (6) the Ferro Sellers have received no notice from any third party alleging that the conduct of the Powder Coating Business infringes the intellectual property rights of such third party, (7) in their conduct of the Powder Coatings Business, the Ferro Sellers do not infringe, in any material respect, any issued patent or published patent application of any third party; (8) the Ferro Sellers have no knowledge that any person is currently infringing any of the Acquired Intellectual


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            Property; (9) the Acquired Intellectual Property, together with the
            Retained Intellectual Property, includes all material intellectual property used by the Ferro Sellers in their conduct of the Powder Coatings Business; and (10) in the Ferro Sellers' reasonable judgment, the Acquired Intellectual Property and the RandH Buyers' unrestricted right to use the Shared Intellectual Property as provided in Section 2.2(F) would (if used with the Ferro name and mark) be sufficient for the continued conduct of the Powder Coatings Business as the same has been and is currently being conducted.

      (I) INDEBTEDNESS. Except as otherwise disclosed on Part I of the Disclosure Package, the Powder Coatings Business is not in material Default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of Indebtedness.

      (J) LITIGATION. Except as otherwise disclosed on Part J of the Disclosure Package, (1) there exists no litigation, proceedings, actions, claims, or investigations at law or in equity pending or, to the Ferro Sellers' knowledge, threatened against the Ferro Sellers relating to or arising out of the Powder Coatings Business; and (2) none of the Ferro Sellers is subject to any material writ, injunction, order, or decree of any court, agency, or other governmental authority.

      (K) CONTRACTS. Except as otherwise disclosed on Part K of the Disclosure Package, (1) each of the contracts, commitments, and other obligations listed on Part K is a valid and binding obligation of the Ferro Sellers and, to the Ferro Sellers' knowledge, the other party or parties thereto; (2) neither the Ferro Sellers nor, to the Ferro Sellers' knowledge, any other party thereto has terminated, cancelled, or substantially modified any contract, commitment, or other obligation identified in Part K; (3) neither the Ferro Sellers nor, to the Ferro Sellers' knowledge, any other party thereto is in material Default under any contract, commitment, or other obligation identified in Part K; and (4) the Ferro Sellers have received no written notice from any third-party alleging that any of the Ferro Sellers is in material Default under any such contract, commitment, or other obligation identified in Part K.

      (L) EMPLOYEES AND EMPLOYEE BENEFITS. Except as otherwise disclosed on Part L of the Disclosure Package, (1) the Ferro Sellers have no employment contracts in respect of the Powder Coatings Business or its employees, including any non-competition agreements or agreements that provide for payments to employees upon the Closing of this transaction; (2) the Ferro Sellers have no material contingent liabilities in respect of any Employee Benefit Arrangements; (3) the Powder Coatings Business has performed all material obligations owing their respective employees; (4) the Ferro Sellers have supplied the RandH Buyers with all material details of the Employee Benefit Arrangements; (5) the Ferro Sellers have at all times been in material compliance with the terms of the Employee Benefit Arrangements and with all applicable laws, regulations, tax qualification requirements and other relevant requirements of a competent governmental body or regulatory authority applicable to such Employee Benefit Arrangements; (6) all contributions, premiums and other payments due from Ferro Sellers or any of their Affiliates to (or under) any Employee Benefit Arrangement have been fully paid or, to the extent not required to be paid on or before such date, have been provisioned for by the relevant Ferro Seller as required by law or generally accepted accounting principles; (7) the Ferro Sellers


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            have complied with all applicable legal requirements governing consultations with employees, employee representatives, and works councils regarding this transaction and its anticipated consequences to employees of the Powder Coatings Business; and (8) none of the Employees listed on Part 1 of Appendix P has been treated by the Ferro Sellers as a self-employed agent or independent contractor (including for purposes of social security, income taxation, or otherwise).

      (M) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed on Part M of the Disclosure Package, (1) the conduct of the Powder Coatings Business is in material compliance with all Environmental Laws relating to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and the atmosphere;
            (2) the conduct of the Powder Coatings Business is in material compliance with all Environmental Laws applicable to the generation, treatment, storage, transportation, and disposal of Hazardous Materials; and (3) there exist no Hazardous Materials on or in the real properties that are part of the Powder Coatings Business the presence of which is likely to have a materially adverse effect on the Powder Coatings Business Condition.

      (N) COMPLIANCE WITH HEALTH AND SAFETY LAWS. Except as otherwise disclosed on Part N of the Disclosure Package, the conduct of the Powder Coatings Business is in material compliance with all Health and Safety Laws applicable to the Powder Coatings Business.

      (O) COMPLIANCE WITH OTHER LAWS. Except as otherwise disclosed on Part O of the Disclosure Package, the Powder Coatings Business is in material compliance with all statutes, ordinances, regulations, and other governmental requirements applicable to the conduct of the Powder Coatings Business (other than Environmental Laws and Health and Safety Laws).

      (P) TAXES. Except as otherwise disclosed in Part P of the Disclosure Package, (1) all tax returns required to be filed by the Powder Coatings Business before Closing with respect to the Powder Coatings Business have been or will be filed on or before the Closing and were true and correct in all material respects; (2) all taxes due and payable before Closing on such returns have been or will be paid when required by law and, to the extent not paid, have been accrued in accordance with Ferro standard accounting practice; and (3) the assets of the Powder Coatings Business are not encumbered by any Encumbrance arising out of unpaid taxes which are due and payable.

      (Q) INSURANCE. Except as otherwise disclosed in Part Q of the Disclosure Package, the Ferro Sellers have insured or self-insure the assets and properties of the Powder Coatings Business against those insurable risks and to an extent the Ferro Sellers deem reasonably necessary for their continued conduct of the Powder Coatings Business and for protection against injury, damage, or loss.

      (R) CUSTOMERS. Except as set forth on Part R of the Disclosure Package, since July 1, 2002, no customer that accounted for more than $500,000 of the aggregate sales revenues of the Powder Coatings Business during the 12-month period ended June 30, 2002, (1) terminated or elected not to renew (or provided written notice to the Ferro Sellers of its intent to terminate or not renew) its existing contractual relationship with the Powder Coatings Business, or (2) provided


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            notice to the Ferro Sellers of its intent to materially reduce its purchases from the Powder Coatings Business over the 12-month period commencing July 1, 2002, in either case excluding any such development (a) resulting from the parties' public announcement of the transactions contemplated by this Purchase Agreement, (b) events beyond the Ferro Sellers' control occurring between today and the Closing Date, or (c) resulting from actions taken by the RandH Buyers that the RandH Buyers knows or should have known would have an adverse effect on the Powder Coatings Business.

      (S) NO MATERIAL EVENTS. Except as otherwise disclosed in Part S of the Disclosure Package, (1) the Powder Coatings Business has been conducted only in the ordinary and usual course since June 30, 2002, and (2) no Material Events have occurred since June 30, 2002.

7.3 RANDH'S REPRESENTATIONS AND WARRANTIES. RandH represents and warrants to the Ferro Sellers the following:

      (A)   ORGANIZATION AND EXISTENCE. With respect to the RandH Buyers,

            (1) RandH is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

            (2) RandH UK is a private limited company duly organized and existing under the laws of England and Wales;

            (3) RandH Spain is a corporation (sociedad anonima) duly organized and existing under the laws of Spain;

            (4) RandH Germany is a limited liability company (Gesellschaft mit beschrankter Haftung) duly organized and existing under the laws of Germany; and;

            (5) RandH Denmark is a joint stock company (Aktieselskab) duly organized and existing under the laws of Denmark.

      (B) POWER AND AUTHORITY. The RandH Buyers have full power and authority under their respective constitutive documents and the laws of the jurisdictions in which they respectively are organized to execute, deliver, and perform this Purchase Agreement.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement have been duly authorized by all requisite corporate actions on the part of the RandH Buyers.

      (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of the RandH Buyers, except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor the RandH Buyers' full performance of their obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of the RandH Buyers' respective constitutive


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            documents or of any material contract, commitment, or other obligation to which any of the RandH Buyers is a party.

      (F) FINDERS. The RandH Buyers have not engaged and are not directly or indirectly obligated to any third-party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement.

7.4 MEANING OF THE "FERRO SELLERS' KNOWLEDGE". Where a statement contained in this Article 7 is said to be to the "Ferro Sellers' knowledge" (or words of similar import) such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix O, Senior Ferro Management and Powder Coatings Management believe the statement to be true, accurate, and complete in all material respects, but that the Ferro Sellers make no further representation or warranty concerning facts or circumstances that might have come to the Ferro Sellers' attention if they conducted a broader or more thorough investigation of the Powder Coatings Business. For purposes of this Purchase Agreement,

      (A) The term "Senior Ferro Management" means the Ferro Chairman & Chief Executive Officer and his direct reports, and

      (B) The term "Powder Coatings Management" means the Director of the Ferro's Industrial Coatings MBU, the Group Controller of Ferro's Industrial Coatings MBU, the plant manager of each Facility, the financial controller of each Facility, and the environmental compliance officer of each Facility.

7.5 DISCLAIMER. The warranties stated in this Article 7 and warranties contained in other certifications, instruments, or documents required to be delivered at the Closing are the only representations and warranties either party has given the other party in connection with the transactions contemplated by this Purchase Agreement. Except as set forth in this
      Article 7, neither party has made, and each party expressly disclaims, any other or further representation or warranty, either express or implied, concerning the subject matter of this Purchase Agreement. All other warranties either party or anyone purporting to represent either party gave or might have given, or which might be provided or implied by law or commercial practice, are hereby excluded.

ARTICLE 8 - SPECIFIC OBLIGATIONS

8.1 EMPLOYEE OBLIGATIONS. The parties' respective obligations with respect to Employees will be as follows:

      (A) EMPLOYEES. For purposes of this Agreement, the term "Employees" means the employees listed on Part 1 of Appendix P, including -

            (1) The employees listed in Part 1.A of Appendix P (the "UK Employees"),

            (2) The employees listed in Part 1.B of Appendix P (the "Spanish Employees"),

            (3) The employees listed in Part 1.C of Appendix P (the "German Employees"),


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            (4)   The employees listed in Part 1.D of Appendix P (the "Other
                  Employees"), and

            (5) The employees listed in Part 1.E of Appendix P (the "German Geschaftsfuhrer");

            but not employees listed in Part 2 of Appendix P (the "Excluded Employees").

      (B) TRANSFER OF TRANSFERRED EMPLOYEES. As of the Closing, all Employees who have not lawfully rejected transfer of their respective employment contracts to the RandH Buyers (collectively, the "Transferred Employees") will become employees of the RandH Buyers and will cease to be employees of the Ferro Sellers.

      (C)   THE FERRO SELLERS' EMPLOYEE OBLIGATIONS.

            (1) The Ferro Sellers will be solely responsible for any and all liabilities and obligations to any employees or former employees of the Ferro Sellers who do not become Transferred Employees, whether arising as a result of any Employee Benefit Arrangement, by operation of law or otherwise, and whether existing as of, triggered by, or arising after the Closing.

            (2) The Ferro Sellers will be solely responsible for any and all liabilities and obligations to any Transferred Employees -

                  (a) For payment of salaries and wages earned before the Closing;

                  (b) For payment of bonuses and commissions earned as of the Closing;

                  (c) For liabilities and obligations under Employee Benefit Arrangements (other than pension schemes and arrangements) accrued at or before the Closing;

                  (d) For payment of all benefits under existing pension scheme covering the UK Employees (which scheme and assets associated with such schemes and arrangements will be retained by the Ferro Sellers) accrued at or before Closing;

                  (e) For payment of all benefits under existing pension schemes and arrangements covering the Other Employees (which schemes and arrangements and assets associated with such schemes and arrangements will be retained by the Ferro Sellers) accrued at or before Closing, provided, however, that, if the liabilities under such pensions schemes and arrangements cannot by law be retained by the Ferro Sellers, then (i) the RandH Buyers will assume such schemes and arrangements and will be solely responsible for the payment of benefits under such schemes and arrangements and (ii) the Ferro Sellers will transfer to, or arrange for the transfer to, the RandH Buyers all assets which have been accumulated to support such schemes and arrangements; and


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                  (f)   For sickness and/or disability payments (whether accrued
                        before or after Closing) to Transferred Employees who are not actively working as of the Closing until such time as such Transferred Employees are certified to return to full time employment.

      (D)   THE RANDH BUYERS' EMPLOYEE OBLIGATIONS.

            (1) The RandH Buyers will be solely responsible for any and all liabilities and obligations to any Transferred Employees -

                  (a) For payment of salaries and wages earned after the Closing;

                  (b) For payment of bonuses and commissions earned after the Closing;

                  (c) For liabilities and obligations under Employee Benefit Arrangements (other than pension schemes and arrangements) accrued after the Closing;

                  (d) For payment of benefits under existing pension schemes and arrangements covering the German Employees (whether accrued before or after the Closing);

                  (e) For payment of benefits under existing pension schemes and arrangements covering the Spanish Employees (whether accrued before or after the Closing); and

                  (e) For sickness and/or disability payments to Transferred Employees who are not actively working as of the Closing from and after such time as such Transferred Employees are certified to return to full time employment.

            (2) If the RandH Buyers terminate the employment of any Transferred Employee at or within one year after the Closing under circumstances in which such Transferred Employee would have been entitled to severance pay and/or benefits if he or she had terminated employment with a Ferro Seller immediately before the Closing, then the RandH Buyers will assure that such terminated Transferred Employee's severance pay and benefits will be substantially equivalent to the severance pay and benefits the Transferred Employee would have received under the applicable Ferro Seller's severance policy.

      (E)   COMPUTATION OF TRANSFERRED OBLIGATIONS.

            (1) GENERALLY. If and to the extent either party pays or is required to pay any amount for which the other party is responsible under Section 8.1(C) or (D) above, then the responsible party will promptly reimburse the paying party for such payment.

            (2) TRANSFERRED OBLIGATIONS. If and to the extent the RandH Buyers are required to assume or agree to assume any liability in respect of service rendered or events occurring before the Closing (a "Transferred


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                  Obligation"), then, except as otherwise provided in Section
                  8.1(E)(3) or (E)(4) below, the RandH Buyers will pay such liability and the Ferro Sellers will reimburse the RandH Buyers' for the Ferro Sellers' share of such Transferred Obligations, which will equal -

                  (a)   The amount of the Transferred Obligation minus

                  (b) The value of any assets directly related to such Transferred Obligation that have been or are transferred to the RandH Buyers at Closing.

            (3) NON-LUMP SUM OBLIGATIONS. If a Transferred Obligation is a defined benefit obligation (other than a pension obligation described in Section 8.1(E)(4) and 8.1(G)(4) below) and is not dischargeable through a lump sum payment, then

                  (a) The RandH Buyers will calculate in good faith the amount of the Transferred Obligation on a Projected Benefit Obligation basis as defined in FAS 87, FAS 106 or FAS 112, as applicable (or, if FAS 87, FAS 106 or FAS 112 is not applicable, using accounting principles consistent with FAS 87, FAS 106 or FAS 112, as appropriate) using the Projected Unit Credit Method based on plan provisions as in effect at Closing and applying the economic assumptions set out in Appendix Q.

                  (b) The Ferro Sellers will then review the RandH Buyers' calculation of Transferred Obligations within 60 days after the RandH Buyers deliver such calculations to the Ferro Sellers.

                  (c) The parties will then seek to resolve amicably any difference in valuation results within 30 days.

                  (d) If the parties cannot resolve such differences within such 30-day period, then either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve such dispute, in which case the dispute will be finally resolved as provided in
                        Article 10.

                  (e) The Ferro Sellers will promptly pay over to the RandH Buyers any amount for which the Ferro Sellers are or are found to be responsible under this Section 8.1(E)(3).

            (4) GERMAN AND SPANISH PENSION OBLIGATIONS. The Ferro Sellers will pay over to the appropriate RandH Buyer an amount equal to (i) the pension obligation to which the German Employees (other than the German Geschaftsfuhrer) and the Spanish Employees (and, if the RandH Buyers are required to assume the pension schemes and arrangements described in Section 8.1(C)(2)(e) above, the Other Employees) are entitled as of the Closing minus (ii) (euro)1,600,000. The amount of the pension obligation to which German Employees (other than the German Geschaftsfuhrer) and the Spanish Employees (and, if the RandH Buyers are required to assume the pension schemes and arrangements

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                  described in Section 8.1(C)(2)(e) above, the Other Employees)
                  are entitled as of the Closing will be determined as follows:

                  (a) The Ferro Sellers will calculate in good faith the amount of such pension obligation on the basis set forth in Section 8.1(E)(3) above.

                  (b) The RandH Buyers will then review the Ferro Sellers calculation of such pension obligation within 60 days after the Ferro Sellers deliver such calculations to the RandH Buyers.

                  (c) The parties will then seek to resolve amicably any difference in valuation results within the next 30 days.

                  (d) If the parties cannot resolve such differences within such 30-day period, then either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve such dispute, in which case the dispute will be finally resolved as provided in
                        Article 10.

                  (e) The Ferro Sellers will promptly pay over to the RandH Buyers any amount for which the Ferro Sellers are or are found to be responsible under this Section 8.1(E)(4).

            (5) BENEFIT PLAN CARRIERS. If a transfer of an obligation is to be made from a benefit plan carrier of the Ferro Sellers or their Affiliates to a benefit plan carrier of the RandH Buyers or their Affiliates, then the Ferro Sellers and the RandH Buyers will use commercially reasonable efforts to obtain any necessary approval of the appropriate regulatory authority as soon as reasonably practicable after the Closing.

            (6) PLAN CONTINUATIONS. To the extent requested by the RandH Buyers, the Ferro Sellers will, if legally permitted and at the RandH Buyers' sole cost and expense, allow the RandH Buyers and their Affiliates to continue the participation of the Transferred Employees in specified Employee Benefit Arrangements of the Ferro Sellers and their Affiliates for up to one year after the Closing Date or, if shorter, such period which is admissible or practical under the respective local law or plan rules.

      (F) NON-INTERFERENCE. The Ferro Sellers will not employ, solicit employment or offer employment to any Transferred Employee during the 12-month period following the Closing without the prior written consent of RandH. During such period, RandH will not, without the prior written consent of the Ferro Sellers, employ, solicit, or offer employment to any Excluded Employee or to any former employee of the Powder Coatings Business who retired from or voluntarily terminated employment with the Ferro Sellers during the six-month period preceding the Closing. Notwithstanding anything to the contrary contained in this Subsection 8.1(E) neither RandH nor the Ferro Sellers will be deemed to be in violation of this Subsection 8.1(E) as a consequence of an otherwise unsolicited response to an advertisement of an employment opportunity on the internet or in any periodical of general circulation.


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      (G)   GERMAN GESCHAFTSFUHRER. The following will apply to each of the
            German Geschaftsfuhrer:

            (1) As soon as practicable after today, RPL Germany will give the three German Geschaftsfuhrer notice to effect termination of existing non-competition agreements with each such German Geschaftsfuhrer and RPL Germany will be solely responsible for any payment that may be payable to the German Geschaftsfuhrer under such noncompetition agreements.

            (2) RandH Germany will not terminate the employment of any German Geschaftsfuhrer before the first anniversary of the Closing.

            (3) If RandH Germany terminates a German Geschaftsfuhrer's employment with RandH Germany -

                  (a) Between the first and second anniversaries of the Closing, then (i) the Ferro Sellers will be solely responsible for any severance payment due the German Geschaftsfuhrer as a consequence of such termination of employment and (ii) RandH Germany will be solely responsible for any notice payment due the German Geschaftsfuhrer as a consequence of such termination of employment;

                  (b) Between the second and third anniversaries of the Closing, then (i) the Ferro Sellers will be responsible for 50% of any severance payment due the German Geschaftsfuhrer as a consequence of such termination of employment, (ii) RandH Germany will be responsible for the remaining 50% of such severance payment, and (iii) RandH will be solely responsible for any notice payment due the German Geschaftsfuhrer as a consequence of such termination of employment; and

                  (c) After the third anniversary of the Closing, then RandH Germany will be solely responsible for any severance payment and any notice payment due the German Geschaftsfuhrer as a consequence of such termination of employment.

                  provided, however, that, if before the third anniversary of the Closing, RandH Germany reaches an amicable termination agreement with any of the German Geschaftsfuhrer pursuant to which such Geschaftsfuhrer receives, in lieu of severance, in whole or in part, some other form of compensation or benefit, then the Ferro Sellers will contribute to such alternate form of compensation or benefit a sum equal to the present value of any amount for which the Ferro Sellers otherwise would have been responsible under the provisions of this Section 8.1(G).

            (4) The Ferro Sellers will pay over to RandH Germany an amount equal to pension obligation to which the German
                  Geschaftsfuhrer are entitled as of the Closing, which amount will be determined as follows:


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                  (a)   The Ferro Sellers will calculate in good faith the
                        amount of the German Geschaftsfuhrer pension obligation on this basis set forth in Section 8.1(E)(3) above.

                  (b) The RandH Buyers will then review the Ferro Sellers calculation of German Geschaftsfuhrer pension obligation within 60 days after the Ferro Sellers deliver such calculations to the RandH Buyers, together with all relevant information supporting the Ferro Sellers' calculation.

                  (c) The parties will then seek to resolve amicably any difference in valuation results within 30 days.

                  (d) If the parties cannot resolve such differences within such 30-day period, then either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve such dispute, in which case the dispute will be finally resolved as provided in
                        Article 10.

                  (e) The Ferro Sellers will promptly pay over to the RandH Buyers any amount for which the Ferro Sellers are or are found to be responsible under this Section 8.1(G)(4).

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.1 are the "Ferro Sellers' Employee Obligations." The RandH Buyers' duties and obligations arising out the foregoing provisions of this Section 8.1 are the "RandH Buyers' Employee Obligations."

8.2 ENVIRONMENTAL OBLIGATIONS. The parties' respective obligations with respect to Environmental Matters will be as follows:

      (A) PRE-CLOSING ENVIRONMENTAL MATTERS. The Ferro Sellers will be solely responsible for any Environmental Loss with respect to the Real Property or the Acquired Assets if such Environmental Loss resulted solely from by actions or omissions occurring prior to or conditions existing as of the Closing.

      (B) THE RANDH BUYERS' OPERATIONS AFTER CLOSING. After Closing, the RandH Buyers will conduct its operations at the Facilities only in full compliance with all Environmental Laws. Without limiting the foregoing,

            (1) The RandH Buyers will promptly inform the relevant site landlord of any release, emission, leak, discharge or other event that could be reasonably expected to create or exacerbate any Environmental Liability at the relevant Facility and will consult with site landlord regarding, and be solely responsible for performing, any remediation which may be necessary to ensure that such impact does not occur;

            (2) The RandH Buyers will afford representatives of the Ferro Sellers' at least 60 days' prior notice of and a full opportunity to observe any environmental, health, and/or safety audits of the RandH Buyers' operations at the Facilities that the RandH Buyers may conduct in the ordinary course of business after the Closing;


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            (3)   Representatives of the relevant site landlord and the Ferro
                  Sellers will also be entitled to observe the conduct of any remediation carried out pursuant to the provisions of this
                  Section 8.2(B); and

            (4) On request of the Ferro Sellers (such request to be made not more than once in each calendar year), the appropriate RandH Buyer will provide the Ferro Sellers with a certification of compliance with the provisions of this Section 8.2(B).

            If with respect to any Facility, the relevant RandH Buyer shall have complied with its obligations under this Section 8.2(B), then such RandH Buyer will be entitled to a rebuttable presumption that its operations at the Facility have not contributed any contamination to any existing environmental condition at such Facility, in which case the RandH Buyer will have no responsibility to contribute to or undertake any remediation with respect to such Facility.

      (C)   REMEDIATION.

            (1) The Ferro Sellers will have sole authority for managing any necessary environmental remediation on the Real Property at the Facilities and the RandH Buyers hereby grant the Ferro Sellers such access to the Facilities as may reasonably be required to carry out such remediation. The Ferro Sellers will use all reasonable measures to avoid unreasonable interference with the RandH Buyers' operations in the design and implementation of any such environmental remediation.

            (2) If, with respect to any Facility, the Ferro Sellers rebut the presumption contained in Section 8.2(B) above or otherwise prove that any RandH Buyer or any of the RandH Buyers' Affiliates failed to comply with their respective obligations under Section 8.2(B) above, then the RandH Buyers will be responsible for reimbursing the Ferro Sellers for a portion of the remediation costs incurred at such Facility determined by multiplying such remediation costs by a fraction -

                  (a) The numerator of which is quantity of the relevant contaminant that the Ferro Sellers can prove was caused by the RandH Buyers or their Affiliates after the Closing, and

                  (b) The denominator of which is the total amount of such contaminant, which is present in the environmental media to be remediated,

                  and the Ferro Sellers will be solely responsible for the balance of such costs.

            (3)   If the Ferro Sellers cannot rebut the presumption contained in
                  Section 8.2(B) or otherwise prove that the RandH Buyers or any of the RandH Buyers Affiliates failed to comply with their obligations under Section 8.2(B) above, then the Ferro Sellers will be solely responsible for paying the cost of any necessary environmental remediation at the Facility.


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            For purposes of this Section 8.2(C), remediation costs include only such costs that are actually incurred by the relevant Ferro Seller and that are reasonably necessary in order to remediate the identified environmental condition to publicly-available or routinely-applied remediation standards, guidelines or policies, regulations, ordinances or other requirements of Environmental Laws imposed by applicable Governmental Authority with jurisdiction, consistent with the current use of the property, or those specifically required by a Governmental Authority.

      (D) SPANISH PERMITS. With respect to the possible need for a new or amended general municipal start-up permit and/or a waste water permit covering Ferro Spain's powder coatings operations -

            (1) The Ferro Sellers will have sole responsibility for the prosecution of any applications for such permits and for negotiating with local authorities in respect of such applications in a manner that ensures that the RandH Buyers will, at all times, have the necessary authorization to conduct the powder coatings operations in full compliance with the law, and provided that the Ferro Sellers keep the RandH Buyers fully apprised of such applications and negotiations;

            (2) The Ferro Sellers will be solely responsible for designing and implementing any remedial actions, including changes in the physical structure of the Spanish Facility, that may be necessary in order to obtain such permits or otherwise enable the RandH Buyers to operate the Powder Coatings Business without violating Spanish Enviromental Laws, provided that (i) the Ferro Sellers will cooperate fully with the RandH Buyers to assure that any such remedial plans are undertaken in such a manner as to minimize disruption of the RandH Buyers' operations, and (ii) any such remedial action proposed by the Ferro Sellers may not materially adversely impact the costs of operating the powder coatings business at the Spanish Facility; and

            (3) The RandH Buyers will cooperate fully with the Ferro Sellers in carrying out any such remedial actions in the most practicable and economic fashion reasonably available.

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "Ferro Sellers' Environmental Obligations." The RandH Buyers' duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "RandH Buyers' Environmental Obligations."

8.3 HEALTH AND SAFETY OBLIGATIONS. The parties' respective obligations with respect to Health and Safety Matters will be as follows:

      (A) NOTICE TO THE FERRO SELLERS. The RandH Buyers will promptly inform the Ferro Sellers if, after the Closing, any Transferred Employee alleges or claims that he or she suffers from an occupational disease as a result of exposure to hazardous substances during his employment with the Ferro Sellers or the RandH Buyers (or any of their respective Affiliates).

      (B) JOINT INVESTIGATION. If the RandH Buyers give the Ferro Sellers notice of an allegation or claim of a Transferred Employee pursuant to Section 8.3(A), then


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      the parties will jointly investigate such allegation or claim and endeavor to determine the substance or substances which may or is alleged to have caused or contributed to that condition.

      (C) PARTIES' RESPONSIBILITIES. If either the RandH Buyers or the Ferro Sellers (or any Affiliate of any of the foregoing) are found liable under relevant Health and Safety Laws to a Transferred Employee a result of an occupational disease, then the RandH Buyers and the Ferro Sellers will share such liability as follows:

            (1) If a relevant tribunal (or other regulatory or administrative body which has assessed liability in the relevant case) has made a final and binding determination that a specific agent has caused the occupational disease (the "Causative Agent") and the parties can with reasonable accuracy assign an exposure rating reflecting the relative exposure of the Transferred Employee to the Causative Agent before and after the Closing, then the RandH Buyers will pay the entire resulting Health and Safety Liability, but the Ferro Sellers will reimburse the RandH Buyers (or their Affiliate) for such portion of the Health and Safety Liability as bears the same proportion to the total Health and Safety Liability as the exposure rating of the Transferred Employee to the Causative Agent for the period before the Closing bears to such Transferred Employee's total exposure rating to such Causative Agent.

            (2) If a relevant tribunal (or other regulatory or administrative body which has assessed liability in the relevant case) makes a final and binding determination as to a Causative Agent, but it is not possible with reasonable accuracy to assign an exposure rating reflecting the relative exposure of the Transferred Employee to the Causative Agent before and after the Closing, then:

                  (a) If either party can prove the Transferred Employee was not exposed to the Causative Agent during his employment with that party but was exposed to the Causative Agent during his or her employment with the other party, then such other party will be solely responsible for such Health and Safety Liability; or

                  (b) Otherwise, the RandH Buyers will pay the entire resulting Health and Safety Liability, but the Ferro Sellers will reimburse the RandH Buyers (or their Affiliate) for such portion of the Health and Safety Liability equal to a fraction, the numerator of which is the number of days the Transferred Employee worked in the operation where he or she was exposed to the Causative Agent on or before the Closing Date, and the denominator of which is the entire number of days the Transferred Employee worked in such operation.

            (3) If the relevant tribunal (or other regulatory or administrative body which has assessed liability in the relevant case) makes no final and binding determination as to the Causative Agent, and the Transferred Employee worked at the Facility in question both before and after the Closing, then the RandH Buyers will pay the entire resulting Health and Safety Liability, but the Ferro Sellers will reimburse the RandH Buyers (or their Affiliate)

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                  for such portion of the Health and Safety Liability equal to a fraction, the numerator of which is the number of days the Transferred Employee worked in the Powder Coatings Business on or before the Closing Date, and the denominator of which is the entire number of days the Transferred Employee worked in the Powder Coatings Business.

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.3 are the "Ferro Sellers' Health and Safety Obligations." The RandH Buyers' duties and obligations arising out the foregoing provisions of this Section 8.3 are the "RandH Buyers' Health and Safety Obligations."

8.4 PRODUCT WARRANTY OBLIGATIONS. The parties respective obligations with respect to claims that Products sold by the Ferro Sellers' are or were defective will be as follows:

      (A) PRODUCT WARRANTY CLAIMS. If after the Closing a claim ("Product Warranty Claim") is made by a purchaser or user of a Product which was sold by any Ferro Seller (or any Affiliate of a Ferro Seller) before the Closing that such product was defective, including any claim that such Product failed to meet any express or implied warranties or manufacturing specifications, then the RandH Buyers will promptly give the Ferro Sellers written notice of such claim.

      (B) PROCESSING OF PRODUCT WARRANTY CLAIMS. The RandH Buyers will be solely responsible for the processing of Product Warranty Claims, including having the full authority to settle, compromise, or deny any such Product Warranty Claim on such terms as the RandH Buyers may determine. The RandH Buyers will, however, provide the Ferro Sellers with full access to the allegedly defective Product and promptly provide the Ferro Sellers with copies of all relevant correspondence, tests, reports, analyses, and studies relating to such Product Warranty Claim.

      (C) NOTICE OF PROPOSED SETTLEMENT. If the RandH Buyers decide to settle any Product Warranty Claim, then the RandH Buyers will give the Ferro Sellers written notice of such decision. Such notice will provide the Ferro Sellers with (1) full particulars of the Product Warranty Claim, (2) the basis for the RandH Buyers' decision, (3) the payment or credit which the RandH Buyers propose to offer in settlement thereof, and (4) any amount which the RandH Buyers believe they are entitled to recover from the Ferro Sellers or to credit against the RandH Product Warranty Deductible (as defined in Section 8.4(E)(1) below) as a result of such proposed settlement.

      (D) DISPUTES. If the Ferro Sellers dispute a Product Warranty Claim or the Ferro Sellers' liability for such Product Warranty Claim, then the Ferro Sellers will give the RandH Buyers written notice of such dispute within 45 business days after receipt of the notice referred to in Section 8.4(C). If the Ferro Sellers fail to provide such notice within such period, then the Ferro Sellers will be deemed to have consented to such settlement and to have accepted any responsibility of the Ferro Sellers to contribute to such settlement or to any reduction in the RandH Product Warranty Deductible. The Ferro Sellers will state with particularity in any such dispute notice the basis for the Ferro Sellers objection to the proposed settlement and will provide the RandH Buyers a statement of the amount (if any) that the Ferro Sellers believe to be a reasonable settlement amount. In such case, if the parties cannot reach agreement within 30 days after


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            the RandH Buyers receive such dispute notice, then either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve such dispute, in which case the dispute will be finally resolved as provided in Article 10. The initiation of such dispute process shall not affect the RandH Buyer's right to proceed without prejudice to either party with the settlement as proposed in the notice provided in Section 8.4(C) above.

      (E) PARTIES' RESPONSIBILITIES. The parties' respective obligations with respect to payments of Product Warranty Claims will be as follows:

            (1) The RandH Buyers will be responsible for the first $150,000 of Product Warranty Claims (the "RandH Product Warranty Deductible"),

            (2) In determining the amount of any settlement to be credited against the RandH Product Warranty Deductible -

                  (a) In the case of a settlement effected through the replacement of defective product or the issuance of a credit note, the value of such portion of the settlement shall be deemed to be the standard manufacturing cost of the replacement product or any product furnished in satisfaction of the credit note, and

                  (b) In the case of a settlement effected through the payment of cash, the value of settlement will be the lesser of
                        (i) the amount paid and (ii) the amount the RandH Buyer was legally obligated to pay, giving effect to any legally enforceable limitation of remedy that may exist in favor of the RandH Buyers and/or the Ferro Sellers.

                  In no event will the Ferro Sellers' obligation with respect to a Product Warranty Obligation exceed the amount that the RandH Buyer is legally obligated to pay, giving effect to any legally enforceable limitation of remedy that may exist in favor of the RandH Buyers and/or the Ferro Sellers.

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.4 are the "Ferro Sellers' Product Warranty Obligations." The RandH Buyers' duties and obligations arising out the foregoing provisions of this Section 8.4 are the "RandH Buyers' Product Warranty Obligations."

8.5 THE RANDH BUYERS' SOLE REMEDY. The RandH Buyers acknowledge that, absent actual fraud on the part of the Ferro Sellers, the RandH Buyers' right of indemnity under Section 9.2(C) for nonperformance of the Ferro Sellers' Employee Obligations, the Ferro Sellers' Environmental Obligations, the Ferro Seller's Health and Safety Obligations, and the Ferro Sellers' Product Warranty Obligations is the RandH Buyers' sole and exclusive remedy with respect thereto and the RandH Buyers hereby waive any other or further rights of recovery the RandH Buyers might otherwise have against the Ferro Sellers with respect to such matters on grounds of misrepresentation or breach of warranty, breach of covenant, or otherwise. The RandH Buyers also hereby release and discharge the Ferro Sellers from any other claims that the RandH Buyers may now or hereafter have against the Ferro Sellers for an Environmental Loss.


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ARTICLE 9 - INDEMNIFICATION

9.1 INDEMNIFICATION OF THE FERRO SELLERS. The RandH Buyers will indemnify and (in the case of third-party claims) defend the Ferro Sellers, and hold the Ferro Sellers harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from --

      (A) Any misrepresentation or breach of warranty by RandH under Section 7.3; or

      (B) Nonperformance by the RandH Buyers of any obligations to be performed by or on the part of the RandH Buyers under this Purchase Agreement, including the RandH Buyers' obligations with respect to the Assumed Liabilities and the RandH Buyers' obligations under
            Article 8.

9.2 INDEMNIFICATION OF THE RANDH BUYERS. Subject to the limitations set forth in Section 9.4 and 9.5, the Ferro Sellers jointly and severally will indemnify and (in the case of third-party claims) defend the RandH Buyers, and hold the RandH Buyers harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from -

      (A) Any misrepresentation or breach of warranty by the Ferro Sellers under Section 7.1;

      (B) Any misrepresentation or breach of warranty by the Ferro Sellers under Section 7.2, or in any other instrument, certificate or document delivered by the Ferro Sellers at Closing, for which notice is given by the RandH Buyers within the period specified in Section 9.6; or

      (C) Nonperformance by the Ferro Sellers of any obligation to be performed by or on the part of the Ferro Sellers under this Purchase Agreement, or under any other instrument or document delivered by the Ferro Sellers at Closing, including the Ferro Sellers' obligations with respect to the Retained Liabilities and the Ferro Sellers' obligations under Article 8.

9.3   CLAIMS. If either party desires to make a claim against the other under
      Section 9.1 or 9.2 which does not involve a claim by any third-party, then such party shall make such claim by delivering written notice to the other within a reasonable period of time. If either the RandH Buyers or the Ferro Sellers (the "Claimant") desires to make a claim against the other (the "Indemnitor") under Section 9.1 or 9.2 which involves a claim by a third-party, then such claim will be made in the following manner and be subject to the following terms and conditions:

      (A) NOTICE. The Claimant will give notice to the Indemnitor within a reasonable period of time of any demand, claim, or threat of litigation or the actual institution of any action, suit, or proceeding (collectively, a "Claim") at any time served on or instituted against the Claimant with respect to which the Claimant believes it would have a right of indemnification under Section 9.1 or 9.2; provided, however that any failure to provide such notice shall not relieve the Indemnitor of any indemnity obligation for which it otherwise would have been responsible except to the extent the Indemnitor is actually prejudiced by such failure. In providing such notice, the Claimant shall only state the existence of such Claim and shall not admit or deny the validity of the facts or circumstances out of which such


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            Claim arose. Solely for purposes of determining whether the Claimant is entitled to indemnification under Section 9.1 or 9.2, the alleged facts or circumstances on which such Claim is based shall be treated as if they were true pending final resolution of the facts and circumstances out of which such Claim arose.

      (B) RESPONSIBILITY FOR DEFENSE. Within 30 days after receipt of any such notice, but not less than five business days before the time the Claimant is required to respond to a Claim, the Indemnitor will (except in the case of Product Warranty Claims, which are covered separately in Section 8.4) by giving written notice to the Claimant, have the right to assume responsibility for the defense of the Claim in the name of the Claimant or otherwise as the Indemnitor may elect; provided that the Indemnitor also agrees that it does or might have responsibility to indemnify the Claimant with respect to such Claim and provided further that, in any case involving the joint defense of the Claimant and Indemnitor, such joint defense would not result in a conflict of interest by defending counsel. Otherwise, the Claimant will have responsibility for the defense of the Claim. Subject to the provisions of subsections 9.3(C) and (D) below, the party having responsibility for defense of a Claim (the "Defending Party") will have the full authority to defend, cure, adjust, compromise, or settle such Claim or appeal any judgment or ruling of a court or other tribunal in connection with such Claim in its own name and/or in the name of the other party.

      (C) RIGHT TO PARTICIPATE. Notwithstanding a Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the defense of such Claim. The Defending Party will provide the other party with copies of all pleadings and material correspondence relating to such Claim.

      (D) SETTLEMENT. A Defending Party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a Claim which the Defending Party intends to propose or accept. If the other party fails to provide the Defending Party with timely written notice of objection to such settlement, then the Defending Party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement, then the Defending Party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the Claim, in which case the Defending Party shall have no further liability to the other party under this Purchase Agreement with respect to such Claim and the other party shall have full authority for the future defense of such Claim and full responsibility for any and all liabilities, obligations, costs, and expenses resulting therefrom.

9.4 DISPUTED RESPONSIBILITY. If, after receiving a written indemnification notice under Section 9.3(A), the Indemnitor disputes --

      (A) The fact that the Indemnitor in fact made a misrepresentation or breach a warranty under this Purchase Agreement giving rise to the claim to which the notice relates or that any such misrepresentation or breach in fact gave rise to


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            the liabilities, damages, claims, costs, or expenses for which the
            Claimant seeks indemnification under this Article 9, or

      (B) The fact that the Indemnitor failed to perform any obligation to be performed on the part of the Indemnitor under this Purchase Agreement giving rise to the claim to which the notice relates or that any such failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the Claimant seeks indemnification under this Article 9, then the Indemnitor will have the right to initiate the dispute resolution mechanism set forth in Article 10, in which case the dispute will be finally resolved as provided in Article 10. In such case, however, pending final resolution of the disputed item, the parties will proceed as if the Indemnitor had in fact made a misrepresentation, breached a warranty, or failed to perform an obligation to be performed on the part of that party under this Purchase Agreement and as if such act or failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the Claimant seeks indemnification under this Article 9. If the disputed item is resolved in whole or in part in favor of the Indemnitor, then the Indemnitor will be entitled to an equitable reimbursement from the Claimant of any amounts expended or incurred in carrying out the Indemnitor's indemnification obligations under this Article 9.

9.5   QUANTUM LIMITATION ON INDEMNIFICATION.

      (A) Notwithstanding the provisions of Section 9.2(B), the Ferro Sellers will not be obligated to indemnify or defend the RandH Buyers, or hold the RandH Buyers harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by the Ferro Sellers pursuant to Section 9.2(B) unless the Actual Amount of all claims exceeds $1,000,000, and then only to the extent of such excess. In no event will the Ferro Sellers' total obligation to the RandH Buyers under Section 9.2(B) exceed, in the aggregate, $20,000,000.

      (B) The RandH Buyers will not be obligated to indemnify or defend the Ferro Sellers, or hold the Ferro Sellers harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by the RandH Buyers pursuant to Section 9.1(A) unless the Actual Amount of all claims exceeds $1,000,000, and then only to the extent of such excess. In no event will the RandH Buyers' total obligation to the Ferro Sellers under Section 9.1(A) exceed, in the aggregate, $20,000,000.

9.6   TIME LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of
      Section 9.2(B), the Ferro Sellers will not be obligated to indemnify or defend the RandH Buyers, or hold the RandH Buyers harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by the Ferro Sellers pursuant to Section 9.2(B), and any cause of action based thereupon shall expire and terminate, unless the RandH Buyers delivers to the Ferro Sellers notice and a full explanation of the alleged breach on or before 5:00 p.m. (Eastern Time) -

      (A) In the case of claims by the RandH Buyers for misrepresentations or breaches of warranty of the Ferro Sellers' tax warranties under
            Section 7.2(P), 90 days after


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            expiration of the applicable statute of limitation period with respect to the particular tax at issue; and

      (B) In the case of any other claim, the second anniversary of the Closing Date.

9.7 ACTUAL AMOUNT. For purposes of the parties' respective obligations under Sections 8.2, 9.1 and 9.2, in computing the "Actual Amount" of any liability, damage, claim, loss, cost, or expense, the following principles will apply:

      (A) The amount will be reduced to give full effect to any provision or reserve on the books of the Powder Coatings Business as of the Closing with respect to the particular item or category of items out of which the misrepresentation, breach, or nonperformance in question arose;

      (B) The amount will be reduced to give full effect to any insurance recoveries the indemnified party receives under insurance policies as a consequence of the fact, condition, or circumstance giving rise to the misrepresentation, breach, or nonperformance in question;

      (C) The amount will be reduced to give full effect to any indemnity, contractual, or noncontractual recoveries the indemnified party receives as a consequence of the fact, condition, or circumstance giving rise to the misrepresentation, breach, or nonperformance in question;

      (D) The amount will be reduced to give full effect to any act or omission of the indemnified party that either was the cause of or increased the ultimate amount of any liability, damage, claim, loss, cost, or expense incurred by the indemnified party;

      (E) The amount will be reduced to give full effect to any failure by an indemnified party to take reasonable efforts to mitigate any liability, damage, claim, loss, cost, or expense incurred by such indemnified party;

      (F) In addition, for purposes of determining whether a breach of a representation or warranty has occurred, and in computing the Actual Amount of a party's liability for such breach, any materiality or similar limitation on such representation or warranty will be disregarded; and

      (G) With respect to any Claim for a misrepresentation or breach of warranty under Section 7.2(H)(7), the Actual Amount will include 80% of such liabilities, damages, claims, costs, and expenses, which amount will have been first reduced to give full effect to any failure by the RandH Buyers to mitigate any such liabilities, damages, claims, costs, or expenses (less any amount that would have had to be incurred to effect such mitigation) by taking reasonable commercial steps, including changing Product formulations, designs, or production processes, to avoid or minimize infringement of third-party patent rights.

9.8 EXCLUSIVE REMEDIES. The remedies provided in this Article 9 will be the parties' exclusive remedies for claims arising out of or resulting from any misrepresentation,


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      breach of warranty, breach of covenant, breach of undertaking, or nonperformance of any obligation to be performed on the part of any party under this Purchase Agreement.

9.9   INDEMNITY PAYMENTS AS ADJUSTMENTS. All indemnity payments under this
      Article 9 will constitute and be treated as adjustments to the Purchase Price.

ARTICLE 10 - DISPUTE RESOLUTION

If the parties ever have a dispute involving their respective rights and obligations under this Purchase Agreement or any of the Other Agreements (other than with respect to the determination of the amount of the Adjustment), then the parties will resolve such dispute as follows:

10.1 DISPUTE NOTICE. Either the RandH Buyers or the Ferro Sellers may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Article 10. Such dispute notice shall also specify the provision or provisions of this Purchase Agreement and the facts or circumstances that are the subject matter of the dispute.

10.2 INFORMAL NEGOTIATIONS. During the 60-day period following delivery of a dispute notice described in Section 10.1, the parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations

10.3 DISPUTE RESOLUTION PROCEEDINGS. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 10.3, then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:

      (A) DESIGNATION OF REPRESENTATIVES. Within seven days after such informal negotiation period, the RandH Buyers and the Ferro Sellers will each designate one representative to serve on the dispute resolution panel. (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute.)

      (B) SELECTION OF NEUTRAL. Promptly after they have been designated, the designated representatives will meet and select a neutral third-party (the "Neutral") to serve as the third member of the dispute resolution panel. If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute to select the Neutral.

      (C) PROCEDURES AND PROCESS. At the time the matter is referred to the dispute resolution panel, the RandH Buyers and the Ferro Sellers will jointly establish the procedures to be followed with respect to the presentation of the parties' respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues. Such procedures and processes will, at a minimum, assure that -

            (a) Each party will have the right to submit evidence to the dispute resolution panel,


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            (b)   Each party will have the right to present a written statement concerning that party's position with respect to the disputed item, and

            (c) Before reaching a decision concerning the disputed item, the dispute resolution panel will convene a hearing at which the parties may be represented.

            If the RandH Buyers and the Ferro Sellers cannot agree on such procedures and processes, then the Neutral will establish such procedures and process that will, in all events, be consistent with the foregoing.

      (D) DECISION. The dispute resolution panel will act by majority vote. The dispute resolution panel will base its decision on applicable provisions of this Purchase Agreement or, if the provisions of this Purchase Agreement do not resolve the matter, on general principles of substantive Ohio law. (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in the State of Ohio on any matter of substantive Ohio law on which the panel desires clarification.)

10.4 EQUITABLE RELIEF. Notwithstanding any other provision of this Article 10, either party may seek from a court of competent jurisdiction interim injunctive relief in order to maintain the status quo or protect such party's rights under this Purchase Agreement pending resolution of a dispute pursuant to this Article 10.

10.5  BINDING EFFECT. The decisions of the dispute resolution panel under this
      Article 10 will be binding on the Ferro Sellers and the RandH Buyers and will be neither appealable, contestable, or subject to collateral attack by the Ferro Sellers or the RandH Buyers.

ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION

11.1 AMENDMENT. The parties may amend this Purchase Agreement at any time before the Closing, but only by written instrument executed by both parties.

11.2 WAIVER. Either party may at any time waive compliance by the other with any undertakes or conditions contained in this Purchase Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such undertaking or condition in any other circumstance or the waiver of any other undertaking or condition.

11.3 TERMINATION. The parties may terminate this Purchase Agreement by mutual consent at any time before the Closing, but only by written instrument signed by both parties. Either party may terminate this Purchase Agreement if the Closing has not occurred within 120 days following the execution of this Purchase Agreement; provided that the party so terminating has not, through its own action or inaction, caused such delay.

ARTICLE 12 - MISCELLANEOUS

12.1 COOPERATION. The RandH Buyers and the Ferro Sellers will cooperate with the other party(ies), at the other party's(ies') request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, and disputes with other third-parties or governmental inquiries or


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      investigations involving the Ferro Sellers' conduct of the Powder Coatings
      Business or the transactions contemplated by this Purchase Agreement.

12.2 SEVERABILITY. If any provision of this Purchase Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Purchase Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Purchase Agreement and, in such case, each and every other provision of this Purchase Agreement will remain in full force and effect.

12.3 COSTS AND EXPENSES. The parties will be responsible for the following costs and expenses arising out of the transactions contemplated by this Purchase Agreement as follows:

      (A) The Ferro Sellers will be solely responsible for the fees and expenses of Salomon Smith Barney Inc. whether or not the transactions are consummated;

      (B) The RandH Buyers will be solely responsible for any filing fees that may be required in connection with any necessary regulatory applications and notifications; and

      (C) If the transactions are consummated, the RandH Buyers, on one hand, and the Ferro Sellers, on the other hand, will each bear one-half (1/2) the cost of any registration fees, stamp duties, or other transfer fees, taxes or imposts, if any, which arise out of or result from the transfer (or the perfection of the transfer) of the Acquired Assets from the Ferro Sellers to the RandH Buyers.

      Otherwise, each party will bear its own expenses incurred in connection with this Purchase Agreement and the transactions contemplated by this Purchase Agreement, whether or not the transactions are consummated.

      12.4 NOTICES. All notices, requests and other communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

             If to the RandH Buyers, to:      Rohm and Haas Company
                                              100 Independence Hall West
                                              Philadelphia, Pennsylvania 19106

                                              Attention:      Secretary

                                              Telefax:        1.215.592.3377


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             If to the Ferro Sellers, to:     Ferro Corporation
                                              1000 Lakeside Avenue
                                              Cleveland, Ohio 44114
                                              USA

                                              Attention:      General Counsel

                                              Telefax:        1.216.875.7275

      Either party may change its notice address above to a different address by giving the other party written notice of such change.

12.5 ASSIGNMENT AND APPOINTMENT. This Purchase Agreement will be binding upon and inure to the benefit of the successors of the parties, but will not be assignable by any party without the prior written consent of the other parties. The RandH Buyers other than RandH hereby irrevocably appoint RandH as their agent for purposes of this Purchase Agreement and grant RandH the power to enter into any further agreement or agreements in their names and on their behalf that RandH may deem necessary or appropriate for the orderly administration of this Purchase Agreement. Ferro Spain, Ferro UK, RPL Germany, and RP Sweden hereby irrevocably appoint Ferro as their agent for purposes of this Purchase Agreement and grant Ferro the power to enter into any further agreement or agreements in their names and on their behalf that Ferro may deem necessary or appropriate for the orderly administration of this Purchase Agreement.

12.6 NO THIRD PARTIES. Neither this Purchase Agreement nor any provisions set forth in this Purchase Agreement is intended to, or shall, create any rights in or confer any benefits upon any third-party.

12.7 INCORPORATION BY REFERENCE. The Appendices to this Purchase Agreement and the Disclosure Package constitute integral parts of this Purchase Agreement and are hereby incorporated into this Purchase Agreement by this reference.

12.8 GOVERNING LAW. This Purchase Agreement will be governed by and construed in accordance with the internal substantive laws of State of Ohio, except where the internal substantive laws of another jurisdiction mandatorily apply.

12.9 BULK SALES. The RandH Buyers hereby waive compliance by the Ferro Sellers with the provisions of any so-called "bulk sales" law or similar law requiring creditor notice of any jurisdiction.

12.10 COUNTERPARTS. The parties may execute more than one counterpart of this Purchase Agreement hereto, and each fully executed counterpart shall be deemed an original without production of the others.

12.11 COMPLETE AGREEMENT. This Purchase Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Purchase Agreement and supersedes all prior letters of intent, agreements, undertakes, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

                                                                  Conformed Copy

      To evidence their agreement as stated above, ROHM AND HAAS COMPANY, on one hand, and FERRO CORPORATION, FERRO SPAIN S.A., FERRO (GREAT BRITAIN) LTD., RUHR-PULVERLACK GMBH, and FERRO-RUHR-PULVER NORDISKA AB, on the other hand, have each caused their respective duly authorized directors, officers, or attorneys to execute this Asset Purchase Agreement as of August 2, 2002.

    ROHM AND HAAS COMPANY                           FERRO CORPORATION


By:  /s/ James C. Swanson               By:       /s/ Millicent W. Pitts
   ------------------------------          -------------------------------------
       James C. Swanson                             Millicent W. Pitts
        Vice President                                Vice President
      Business Director,
       Powder Coatings                               FERRO SPAIN S.A.

                                        By:       /s/ Millicent W. Pitts
                                           -------------------------------------
                                                    Millicent W. Pitts
                                                         Director


                                                FERRO (GREAT BRITAIN) LTD.

                                        By:         /s/ James C. Bays
                                           -------------------------------------
                                                      James C. Bays
                                                     Attorney-in-Fact


                                                   RUHR-PULVERLACK GMBH

                                        By:         /s/ Wolfgang Esser

                                           -------------------------------------
                                                      Wolfgang Esser
                                                     Geschaftsfuhrer

                                        And          /s/ Gunter Jung
                                           -------------------------------------
                                                       Gunter Jung
                                                     Geschaftsfuhrer


                                              FERRO-RUHR-PULVER NORDISKA AB

                                        By:        /s/ Tim Steenvoorden

                                           -------------------------------------
                                                     Tim Steenvoorden
                                                         Director


                                     - 47 -
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                                                                      Appendix A

                                   DEFINITIONS

      The following terms identified with initial capital letters are defined in the following Sections of the Purchase Agreement:

TERM                                                                    CROSS REFERENCE
Accounting Principles ............................................      Section 2.7(A)
Acquired Assets ..................................................      Section 2.2
Actual Amount ....................................................      Section 9.7
Adjustment........................................................      Section 2.7(G)
Aldridge Lease ...................................................      Section 5.3(B)(1)
Aldridge Services Agreement ......................................      Section 5.3(B)(2)
Assumed Liabilities ..............................................      Section 2.4
Base-Line Working Capital ........................................      Section 2.7(E)
Books of Account .................................................      Section 7.2(B)
Castellon Lease ..................................................      Section 5.3(B)(3)
Castellon Services Agreement .....................................      Section 5.3(B)(4)
Causative Agent...................................................      Section 8.4(C)
Claim ............................................................      Section 9.3(A)
Claimant .........................................................      Section 9.3
Closing                                                                 Section 5.1
Closing Date .....................................................      Section 5.2
Closing Working Capital ..........................................      Section 2.7(F)
Closing Time .....................................................      Section 5.2
Defending Party ..................................................      Section 9.3(B)
Employees ........................................................      Section 8.1(A)
Excluded Employees ...............................................      Section 8.1(A)
Ferro ............................................................      Preamble
Ferro Sellers.....................................................      Preamble
Ferro Sellers' Employee Obligations ..............................      Section 8.1
Ferro Sellers' Environmental Obligations .........................      Section 8.2
Ferro Sellers' Health and Safety Obligations  ....................      Section 8.3
Ferro Sellers Product Warranty Obligations  ......................      Section 8.4
Ferro Spain ......................................................      Preamble
Ferro UK .........................................................      Preamble
German Employees .................................................      Section 8.1(A)(3)
German Geschaftsfuhrer ...........................................      Section 8.1(A)
Indemnitor .......................................................      Section 9.3
IPI ..............................................................      Section 4.2(J)


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                                                                      Appendix A

Material Consents ................................................      Section 3.5
Neutral ..........................................................      Section 10.3(B)
Noncompete Business ..............................................      Section 6.4
Other Agreements .................................................      Section 5.3(B)
Other Employees ..................................................      Section 8.1(A)(4)
Powder Coatings Business .........................................      Recital A
Powder Coatings Disclosure Package ...............................      Section 7.2
Powder Coatings Management .......................................      Section 7.4(B)
Preliminary Working Capital Statement ............................      Section 2.7(A)
Products  ........................................................      Recital A
Product Warranty Claim ...........................................      Section 8.4(A)
Purchase Agreement ...............................................      Preamble
Purchase Price ...................................................      Section 2.6
RandH ............................................................      Preamble
RandH Buyers .....................................................      Recital C
RandH Buyers' Employee Obligations ...............................      Section 8.1
RandH Buyers' Environmental Obligations ..........................      Section 8.2
RandH Buyers' Health and Safety Obligations  .....................      Section 8.3
RandH Buyers' Product Warranty Obligations  ......................      Section 8.4
RandH Product Warranty Deductible  ...............................      Section 8.4(E)(1)
RandH Denmark ....................................................      Recital B
RandH Germany ....................................................      Recital B
RandH Spain ......................................................      Recital B
RandH UK .........................................................      Recital B
Retained Assets ..................................................      Section 2.3
Retained Liabilities..............................................      Section 2.5
RPL Germany ......................................................      Preamble
RP Sweden ........................................................      Preamble
Senior Ferro Management ..........................................      Section 7.4(A)
Shared Intellectual Property Projects ............................      Section 3.4
Spanish Employees ................................................      Section 8.1(A)(2)
Transferred Employees ............................................      Section 8.1(C)
Transferred Obligations ..........................................      Section 8.1(E)(2)
UK Employees .....................................................      Section 8.1(A)(1)
VAMP License .....................................................      Section 5.3(B)(5)

      In addition, the following terms have the meanings set forth below where used in the Purchase Agreement and identified with initial capital letters:


                                     - 2 -
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                                                                  Conformed Copy
                                                                      Appendix A

TERM                                                   MEANING
Acquired Intellectual Property                         All of the following:

                                                       (1)      Those patents and patent applications (including
                                                                all renewals, extensions, modifications,
                                                                continuations, continuations in part, divisions,
                                                                re-examinations and re-issues thereof) listed in
                                                                Subparts H-1 and H-2 of the Powder Coatings
                                                                Disclosure Package;

                                                       (2)      Those trade names, trademarks (whether or not
                                                                registered), service marks (whether or not
                                                                registered), and applications therefor listed in
                                                                Subparts H-3 and H-4 of the Powder Coatings
                                                                Disclosure Package;

                                                       (3)      Those domain names, websites, and web pages listed
                                                                on Subpart H-5 of the Powder Coatings Disclosure
                                                                Package; and

                                                       (4)      All rights held or used by the Ferro Sellers in
                                                                their conduct of the Powder Coatings Business
                                                                consisting of, conferred by or otherwise relating
                                                                to:

                                                                (A)      Trade secrets, including know- how,
                                                                         inventions, computerized data and
                                                                         information, business records, files and
                                                                         data,  discoveries, formulae, production
                                                                         outlines, product designs, manufacturing
                                                                         information, processes and techniques,
                                                                         testing and quality control processes and
                                                                         techniques, drawings and customer lists,
                                                                         and
                                                                (B)      Copyrights, original works of authorship
                                                                         and disclaimers of moral rights,

                                                                but (in the case of the items listed in part (4)
                                                                above) only to the extent such items or matters
                                                                are physically located at a Facility as of the
                                                                Closing.

Affiliate                                              With respect to a party, any other entity controlling,
                                                       controlled by, or under common control with such party.


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                                                                      Appendix A

TERM                                                   MEANING
Business Records                                       Business books and records, including financial, operating, inventory, legal, personnel, payroll, research and
                                                       development, regulatory and/or customer product
                                                       qualification and customer records and all sales and
                                                       promotional literature, correspondence, and records -

                                                       (1)    Physically located at the German Facility, the
                                                              Spanish Facility, the Swedish Facility or the UK
                                                              Facility held or used by the Ferro Sellers in their
                                                              conduct of the Powder Coatings Business and

                                                       (2)    Held or used by the Ferro Sellers and (but only to
                                                              the extent) pertaining to the Powder Coatings
                                                              Business, wherever located.

Cash                                                   Cash and cash equivalent items held by the Ferro Sellers as of the Closing, including certificates of deposit, time
                                                       deposits, marketable securities, and the proceeds of
                                                       accounts receivable paid on or before the Closing Date,
                                                       held or used by the Ferro Sellers primarily in their
                                                       conduct of the Powder Coatings Business.

Contracts                                              Collectively, the Purchase Contracts, the Sales Contracts,
                                                       and the Other Business Contracts.

CPR Institute                                          CPR Institute for Dispute Resolution, 366 Madison Avenue,
                                                       New York, New York.

Default                                                An occurrence which constitutes a breach or default under
                                                       a contract, order, or other commitment, after the
                                                       expiration of any grace period provided without cure or
                                                       with respect to which a notice of breach has been served by a third party and such breach is not cured or otherwise
                                                       resolved to the satisfaction of the third party before the
                                                       Closing.

Employee Benefit Arrangement                           Any scheme, arrangement, plan, policy or program (other
                                                       than State or statutory social security, unemployment
                                                       insurance, workers compensation or pension arrangement),
                                                       whether legally enforceable or not, whether formal or
                                                       informal, and whether oral or written, operated by any
                                                       Ferro Seller or in which any Ferro Seller providing for
                                                       benefits Employees, including -

                                                       (1)    Retirement, early or part time retirement, death, or
                                                              disability plans and schemes;

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                                                                      Appendix A

TERM                                                   MEANING
                                                       (2)    Accidental death or dismemberment plans and schemes;

                                                       (3)    Medical benefit plans and schemes;

                                                       (4)    Termination indemnity payment plans and schemes;

                                                       (5)    Profit sharing, stock bonuses, stock options, stock
                                                              purchases, incentive arrangements, deferred
                                                              compensation, savings, phantom shares, stock
                                                              appreciation rights, and share save plans and
                                                              schemes;

                                                       (6)    Life, accident and health insurance, hospitalization
                                                              plans and schemes;

                                                       (7)    Holiday, holiday bonus, vacation, severance pay,
                                                              sick pay plans and schemes;

                                                       (8)    Leave, tuition refund, service awards, company car,
                                                              scholarship, relocation, sabbatical, bonus, bridge
                                                              pension, retirement indemnity plans and schemes; and

                                                       (9)    Company car and other executive or employee fringe
                                                              benefit plans and schemes.

Encumbrance                                            Any encumbrance or lien, including, without limitation, any mortgage, judgment lien, materialman's lien, mechanic's
                                                       lien, security interest, encroachment, easement, or other
                                                       restriction.

Environmental Liabilities                              Any cost, damages, expense, liability, fine, penalty,
                                                       judgment, award, amount paid in settlement or any other
                                                       obligation or responsibility arising from or under any
                                                       Environmental Law, including those consisting of or
                                                       relating to:

                                                       (1)    Any environmental matter or condition, including
                                                              on-site or off-site contamination;

                                                       (2)    Any legal or administrative proceeding, claim,
                                                              demand or response, remedial or inspection cost or
                                                              expense arising under any Environmental Law;

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                                                                      Appendix A

TERM                                                   MEANING
                                                       (3)    Financial responsibility under any Environmental Law
                                                              for cleanup costs or corrective action, including
                                                              any cleanup, removal, containment or other
                                                              remediation or response actions required by any
                                                              Environmental Law and for any natural resource
                                                              damages;

                                                       (4)    Any chemical registration or product approval under
                                                              food and drug laws; or

                                                       (5)    Any other compliance, corrective, or remedial
                                                              measure required under any Environmental Law.

Environmental Laws                                     Laws, regulations, orders, decrees, standards, ordinances, codes, and other governmental mandates and restrictions
                                                       that are applicable to the Powder Coatings Business or the
                                                       Real Property and relate to emissions, discharges, and
                                                       releases of Hazardous Materials into land, soil, ambient
                                                       air, water, and atmosphere, and/or the generation,
                                                       treatment, storage, transportation, and disposal of
                                                       hazardous wastes.
Environmental Matter                                   Any action, condition, or event giving rise to a legal
                                                       obligation under the Environmental Laws that relate to the
                                                       Powder Coatings Business.

Facility                                               Any of the German Facility, the Spanish Facility, the
                                                       Swedish Facility or the UK Facility.

Financial Debt                                         All indebtedness for money borrowed incurred by the Ferro
                                                       Sellers.

German Facility                                        Those facilities used by the Ferro Sellers in the conduct
                                                       of the Powder Coatings Business located at Zur alten Ruhr
                                                       4, Arnsberg, Germany.

German Geschaftsfuhrer                                 The following three management Employees of RPL Germany:

                                                       (1)    Wolfgang Esser,

                                                       (2)    Gunter Jung, and

                                                       (3)    Gunther Noll.

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                                                                      Appendix A

TERM                                                   MEANING
Hazardous Materials                                    Any material or condition that is defined as "hazardous" or is subject to regulation under an Environmental Law,
                                                       including pollutants, chemicals, contaminants, petroleum
                                                       and petroleum products, and other hazardous or toxic
                                                       substances.

Health and Safety Liabilities                          Any cost, damages, expense, liability, fine, penalty,
                                                       judgment, award, amount paid in settlement or any other
                                                       obligation or responsibility arising from or under any
                                                       Health and Safety Law, including those consisting of or
                                                       relating to -

                                                       (1)    Any health or safety matter or condition, including
                                                              on-site or off-site contamination and injury or
                                                              occupational disease resulting from exposure to any
                                                              chemical product or hazardous substance;

                                                       (2)    Any legal or administrative proceeding, claim,
                                                              demand or response, remedial or inspection cost or
                                                              expense arising under any Health and Safety Law;

                                                       (3)    Financial responsibility under any Health and Safety
                                                              Law for cleanup costs or corrective action,
                                                              including any cleanup, removal, containment, or
                                                              other remediation or response actions required by
                                                              any Health and Safety Law; or

                                                       (4)    Any other compliance, corrective, or remedial
                                                              measure required under any Health and Safety Law.

Health and Safety Laws                                 Laws, regulations, orders, ordinances, codes, and other
                                                       governmental mandates and restrictions applicable to the
                                                       Powder Coatings Business relating to the health and/or
                                                       safety of employees or others having business dealings with the Powder Coatings Business.

Health and Safety Matter                               Any action, condition, or event giving rise to a legal
                                                       obligation under the Health and Safety Laws that relate to the Powder Coatings Business.

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                                                                      Appendix A

TERM                                                   MEANING
Inventories                                            Inventories, wherever located, including inventories of raw materials, work-in-process, finished goods, and packaging
                                                       held or used by the Ferro Sellers primarily in their
                                                       conduct of the Powder Coatings Business.

Leases                                                 Leases and similar contractual rights affording the right
                                                       to use or enjoy intangible property or property rights
                                                       arising primarily out of the Ferro Sellers' conduct of the
                                                       Powder Coatings Business.

Licenses                                               Leases and similar rights affording the right to use or
                                                       enjoy intangible property or intangible property rights,
                                                       including software, arising primarily out of the Ferro
                                                       Sellers' conduct of the Powder Coatings Business.

Material Event                                         Any condition, circumstance, occurrence, or other event,
                                                       which has had or could be reasonably expected to have a
                                                       material and adverse effect on the Powder Coatings Business
                                                       Condition or the ability of Sellers to consummate the
                                                       transactions contemplated hereby or perform any of their
                                                       obligations hereunder, including any of such event
                                                       resulting from any --

                                                       (1)      Act of God, flood, windstorm, earthquake,
                                                                accident, fire, explosion, casualty, riot,
                                                                requisition or taking of property by governmental
                                                                authority, war, embargo, or other event outside
                                                                the Ferro Sellers' control;

                                                       (2)      Termination, cancellation, or modification of any
                                                                Contract, Lease, License, or Permit;

                                                       (3)      Default by any of the Ferro Sellers under any
                                                                Contract, Lease, License, or Permit; or

                                                       (4)      Filing (whether voluntary or involuntary) of a
                                                                petition in bankruptcy or commencement of any
                                                                other action involving creditors' rights or
                                                                debtors' remedies affecting any of the Ferro
                                                                Sellers.

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                                                                      Appendix A


Other Business Contracts                               Contracts other than Purchase Contracts and Sales Contract to which the Ferro Sellers are party or to which the Ferro
                                                       Sellers are bound which arisen primarily out of the Ferro
                                                       Sellers' conduct of the Powder Coatings Business.

TERM                                                   MEANING
Other Current Liabilities                              Those current liabilities of the Ferro Sellers arising
                                                       primarily out of the Ferro Sellers conduct of the Powder
                                                       Coating Business reflected in the Preliminary Working
                                                       Capital Statement as the same shall exist at Closing.

Owns or Ownership                                      Such ownership as confers upon the party or person having
                                                       it good and marketable title to and control over the thing or right owned, free and clear of any and all Encumbrances.

Permits                                                Permits, approvals, and qualifications issued by any
                                                       government or governmental unit, agency, board, body, or
                                                       instrumentality and all applications for such items held or used by the Ferro Sellers primarily in their conduct of the
                                                       Powder Coatings Business.

Permitted Encumbrances                                 The following:

                                                       (1)      Liens for taxes accrued but not yet payable;

                                                       (2)      Liens arising as a matter of law in the ordinary
                                                                course of business (provided the Ferro Sellers are
                                                                not delinquent in respect of the obligations
                                                                secured by such liens); and

                                                       (3)      Such other imperfections of title and other
                                                                encumbrances which singly or taken together, do
                                                                not and are not likely to materially interfere
                                                                with the use of such property in the conduct of
                                                                the Powder Coatings Business as it has been
                                                                conducted prior to the Closing.

Prescribed Rate                                        5%.

Prepaid Items                                          Prepaid and similar items arising out of the conduct of the
                                                       Powder Coatings Business, including prepaid expenses,
                                                       deferred charges, advance payments, and other prepaid items arising primarily out of the Ferro Sellers' conduct of the
                                                       Powder Coatings Business.

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                                                                      Appendix A

TERM                                                   MEANING
Purchase Contracts                                     Orders, contracts, and commitments for the purchase of
                                                       goods and/or services, such items relating to the purchase of capital, tooling, products, supplies, and software
                                                       arising primarily out of the Ferro Sellers' conduct of the
                                                       Powder Coatings Business.

Powder Coatings Business Condition                     The business, results of operations, prospects, properties, assets, liabilities (fixed and otherwise), and condition
                                                       (financial and otherwise) of the Powder Coatings Business
                                                       taken as a whole.

Real Property                                          Those real properties or portions thereof, including all
                                                       land, buildings, improvements, fixtures, and appurtenances thereto, used by the Ferro Sellers in the conduct of the
                                                       Powder Coatings Business.

Retained Intellectual Property                         All intellectual property rights held or used by the Ferro
                                                       Sellers whatsoever, other than the Acquired Intellectual
                                                       Property, including all financial data relating to the
                                                       Acquired Intellectual Property, all items or matters of the types listed in part (4) of the definition of Acquired
                                                       Intellectual Property to the extent such items or matters
                                                       are not physically located at a Facility as of the Closing, and items listed on Subpart H-9 of the Powder Coatings
                                                       Disclosure Package

Sales Contracts                                        Orders, contracts, commitments, and proposals for the sale of Products, including such items relating to repair,
                                                       restoration, maintenance, preservation, and similar
                                                       operations arising primarily out of the Ferro Sellers'
                                                       conduct of the Powder Coatings Business.

Shared Intellectual Property                           That portion of the Retained Intellectual Property that
                                                       relates to the following:

                                                       (1)    Novel formulations for non-traditional substrates,
                                                              including next-generation Impress;

                                                       (2)    Low temperature, fast cure products;

                                                       (3)    Enhanced corrosion resistance coatings;

                                                       (4)    Coil coatings; and

                                                       (5)    Next-generation Valophene.

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                                                                      Appendix A

TERM                                                   MEANING
Spanish Facility                                       Those spaces used by the Ferro Sellers in the conduct of
                                                       the Powder Coatings Business at its facilities located at
                                                       Carretera Valencia - Barcelona, km. 61,500, Almazora
                                                       (Castellon), Spain and identified as such in Part F of the
                                                       Disclosure Package.

Swedish Facility                                       Those facilities used by the Ferro Sellers in the conduct
                                                       of the Powder Coatings Business located at Lia Fiskaregaten
                                                       5, Lund, Sweden.

Tangible Personal Property                             Tangible personal property (whether owned, leased, or
                                                       otherwise), including all machinery, equipment, tooling,
                                                       dies, molds, jigs, patterns, gauges, materials handling
                                                       equipment, furniture, office equipment, cars, trucks, and
                                                       other vehicle held or used by the Ferro Sellers in their
                                                       conduct of the Powder Coatings Business and listed in Part
                                                       G of the Disclosure Package.

Taxes                                                  All Federal, state, foreign and other net income, gross
                                                       receipts, gains, sales, use, employment, social security,
                                                       withholding, occupation, franchise, profits, excise, real
                                                       and personal property, land, value added, capital,
                                                       consumption, national insurance, registration, custom,
                                                       stamp, transfer, environmental, alternative minimum or
                                                       other taxes, fees, duties, assessments or charges of any
                                                       kind whatsoever whether payable directly or by withholding, together with any interest and penalties, additions to Tax or additional amounts with respect thereto, imposed by any taxing authority.

Third-Party Claims                                     Causes of action, rights of action, and warranty and
                                                       product liability claims against other persons arising
                                                       primarily out of the Ferro Sellers' conduct of the Powder
                                                       Coatings Business.

Trade Accounts Payable                                 The accounts payable of any of the Ferro Sellers arising
                                                       primarily out of the Ferro Sellers' conduct of the Powder
                                                       Coatings Business, including all such amounts owing under
                                                       Contracts, Leases, and Licenses, as the same shall exist at
                                                       Closing.

Trade Accounts Receivable                              The accounts receivable of any of the Ferro Sellers arising primarily out of the Ferro Sellers' conduct of the Powder
                                                       Coatings Business.

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                                                                      Appendix A

TERM                                                   MEANING
UK Facility                                            Those spaces used by the Ferro Sellers in the conduct of
                                                       the Powder Coatings Business at its facilities located at
                                                       Westgate, Aldridge, West Midlands, UK, and identified as
                                                       such in Part F of the Disclosure Package.

Working Capital                                        The sum of following to the extent included in the Acquired
                                                       Assets and Assumed Liabilities -

                                                       (1)    Trade Accounts Receivable plus

                                                       (2)    Inventories plus

                                                       (3)    Prepaid Items for which the benefit thereof will
                                                              accrue to Buyer after the Closing  minus

                                                       (4)    Trade Accounts Payable minus,

                                                       (5)    Other Current Liabilities,

                                                       all as reflected on the books of the Powder Coatings
                                                       Business in accordance with the Accounting Principles as of a given date.


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